Exhibit 4.3


                                   LOAN AGREEMENT


                    THIS LOAN AGREEMENT (this "Agreement") is executed effective as of the 22nd day of May, 1998 (the "Effective Date"), by and between STRATUS VENTURES I BORROWER L.L.C., a Delaware limited liability company ("Borrower"), and OLY LENDER STRATUS, L.P., a Texas limited partnership ("Lender"), and, solely for the purposes of acknowledging the provisions of Article XIV hereof relating to the conversion of the Obligations (as hereinafter defined) hereunder into Parent Common Stock (as hereinafter
          defined),  STRATUS  PROPERTIES   INC.,  a  Delaware   corporation
          ("Parent").



                                   R E C I T A L S

                    WHEREAS, Borrower is a special purpose entity wholly-owned by Parent, formed exclusively for the purpose of investing in joint ventures for new land acquisitions and real estate development projects for which borrowings can be made hereunder; and

                    WHEREAS, Borrower has requested that Lender make a loan to Borrower, available in multiple draws, in the maximum principal amount of up to Ten Million Dollars ($10,000,000) (the "Loan") strictly for the purposes set forth in this Agreement; and

                    WHEREAS, Parent, as the sole owner of equity interests in Borrower, will derive significant direct and indirect economic benefit from the Loans and other financial accommodations made by Lender to Borrower pursuant to this Agreement, and it is a condition to the making of the Loans pursuant to this Agreement that Parent shall enter into certain agreements and acknowledgments contained herein, including without limitation, those contained in Article XIV hereof; and

                    WHEREAS, Lender has agreed to make such Loan upon the terms and subject to the conditions set forth in this Agreement.

                    NOW,  THEREFORE,  for  and  in  consideration  of   the
          foregoing premises, the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


                                 A G R E E M E N T S


                                      Article I
                           DEFINITIONS AND DETERMINATIONS


                    Section I.1 Definitions. As used in this Agreement and in the other Loan Documents, unless otherwise expressly indicated herein or therein, the following terms shall have the following meanings (such meanings to be applicable equally both to the singular and plural terms defined):

                         "Accountants" shall have the meaning given to such
               term in Section 9.3(a).


                         "Advance" shall  have the  meaning given  to  such
               term in Section 2.1.

                         "Affiliate" shall mean any Person that directly or
               indirectly, through one or more intermediaries, controls or is controlled by or is under common control with another Person. The term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. For the purpose hereof, any Person which owns or controls, directly or indirectly, thirty percent (30%) or more of the equity securities, voting or otherwise, of another Person shall be deemed to "control" such Person. Notwithstanding the foregoing, under no circumstances shall Lender be considered an Affiliate of Borrower.

                         "Agreement" means this Loan Agreement as the  same
               may be amended, restated, supplemented or otherwise modified from time to time.

                         "Blockage Notice" shall have the meaning given  to
               such term in Section 14.4.

                         "Blockage Period" shall have the meaning given  to
               such term in Section 14.4.

                         "Board"  means  the  Board  of  Governors  of  the
               Federal Reserve System of the United States.

                         "Book Value of Assets" shall mean, as of any time,
               the cost of any  assets and properties  as reflected on  the books and records of Parent and its Restricted Subsidiaries.
                If the cost of such assets or property was included in  the balance sheet contained in the most recent Form 10-Q or Form
               10-K filed with the SEC, the cost as so reflected, shall be the "Book Value", as such amount is adjusted for the cost of subsequent improvements and investments.

                         "Borrower"  has  the  meaning  set  forth  in  the
               preamble to this Agreement.

                         "Borrower Capital  Stock" shall  mean all  of  the
               capital stock of Borrower, a description and the owners of the outstanding shares of which is set forth in Exhibit 1.


                         "Business Day"  shall mean  any day  other than  a
               Saturday, Sunday or holiday under the laws of the States of Texas or New York, or a day on which banking institutions located in the States of Texas or New York are authorized or required by law or other governmental action to close.

                         "Capitalized  Lease"  shall  mean  any  lease   of
               Property, the obligations for rental of which are required to be capitalized in accordance with GAAP.

                         "Cash Collateral Account"  shall have the  meaning
               given to such term in Section 2.3(d).


                         "Cash Collateral Agreement" shall have the meaning
               given to such term in Section 2.3(d).

                         "CERCLA" means,  collectively,  the  Comprehensive
               Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. SS 9601 et seq.

                         "Closing Date" shall mean the date occurring on or
               after the Effective Date on which the first borrowing under the Loan occurs.

                         "Code" means the Internal Revenue Code of 1986, as
               amended from time to time.

                         "Collateral" shall  mean  the  Property  in  which
               Lender is granted the Security Interests pursuant to the Loan Documents.

                         "Contingent Obligation" as applied to any  Person,
               means any direct or indirect liability, contingent or otherwise, of that Person: (a) with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; (b) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (c) under any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect that Person against fluctuations in currency values; or (d) under any commodity futures contract. Contingent Obligations shall include
               (i) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another,
               (ii) the obligation to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement, and (iii) any liability of such Person for the obligations of another through any agreement to purchase, repurchase or otherwise acquire such obligation or any property constituting security therefor, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guarantied or otherwise supported or, if a fixed and determined amount, the maximum amount so guaranteed.

                         "Conversion" shall have the meaning given to  such
               term in Section 14.1.

                         "Conversion   Limitations"    shall    mean    the
               limitations  on  the   issuance  of   Parent  Common   Stock
               identified in Section 14.2.

                         "Coverage Ratio" shall mean,  as of any time,  the
               ratio of (A) the Book Value of Assets to (B) (i) the aggregate amount of outstanding Debt of Parent and its Restricted Subsidiaries, plus (ii) any outstanding Preferred Obligations.

                         "Debt" of any  Person means at  any date,  without
               duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except accounts payable arising in the ordinary course of business, (iv) all obligations of such person as lessee under capital leases,
               (v) all Debt of others secured by any mortgage, lien, pledge, charge, security interest or encumbrance of any kind on any asset of such Person and (vi) all Debt of others Guaranteed by such Person.

                         "Default Rate" shall  mean the  lesser of  fifteen
               percent (15%) per annum and the Maximum Lawful Rate.

                         "Default Rate Period" shall mean a period of  time
               commencing on the date that an Event of Default has occurred and ending on the date that such Event of Default is cured or waived in writing by Lender.

                         "Dollars" and  the  sign  "$"  shall  mean  freely
               transferable lawful money of the United States.

                         "Effective Date" shall have the meaning set  forth
               in the preamble to this Agreement.

                         "Environmental Claim" means any written notice  of
               violation, claim, demand, order, directive, cost recovery action or other cause of action by, or on behalf of, any Governmental Body or any Person for damages, injunctive or equitable relief, personal injury (including sickness, disease or death), Remedial Action costs, tangible or intangible property damage, natural resource damages, nuisance, pollution, any adverse effect on the environment caused by any Hazardous Material, or for fines, penalties or restrictions resulting from or based upon: (a) the threat or existence, or the continuation of the existence, of a Release (including sudden or non-sudden, accidental or nonaccidental Releases); (b) exposure to any Hazardous material; (c) the presence, use, handling, transportation, storage, treatment or disposal of any Hazardous Material; or
               (d) the violation of any Environmental Law or  Environmental
               Permit.

                         "Environmental  Law"  shall   mean  any  and   all
               applicable treaties, laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Body, relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters, including CERCLA, the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. SS 6901 et seq., the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C. SS 1251 et seq., the Clean Air Act of 1970, as amended, 42 U.S.C. SS 7401 et seq., the Toxic Substances Control Act of 1976, 15 U.S.C. SS 2601 et seq., the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. SS 651 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. SS 11001 et seq., the Safe Drinking Water Act of 1974, as amended, 42 U.S.C. SS 300(f) et seq., the Hazardous Materials Transportation Act, 49 U.S.C. SS 1801 et seq., and any similar or implementing state or local law, and all amendments or regulations promulgated thereunder.

                         "Environmental  Permit"      means   any   permit,
               approval, authorization, certificate, license, variance, filing or permission required by or from any Governmental Body pursuant to any Environmental Law.

                         "ERISA" shall mean the Employee Retirement  Income
               Security Act of 1974, as amended, and the rules and regulations issued thereunder, as in effect from time to time.

                         "ERISA Affiliate"  means  any  trade  or  business
               (whether or not incorporated), that together with Parent, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and
               Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

                         "ERISA Event" means (i) any "reportable event", as
               defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan; (ii) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401 (a)(29) of the Code; (iii) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code), whether or not waived; (iv) the incurrence of any liability under Title IV of ERISA with respect to any Plan or Multiemployer Plan, other than any liability for contributions not yet due or payment of premiums not yet due; (v) the receipt by Parent or any ERISA Affiliate thereof from the PBGC of any notice relating to the intention of the PBGC to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (vi) the receipt by Parent or any ERISA Affiliate thereof of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; and (vii) any other similar event or condition with respect to a Plan or Multiemployer Plan that could reasonably result in liability of Parent.

                         "Event of Default" shall mean any of the Events of
               Default set forth in Section 11.1.

                         "Exit Fee"  shall  mean  an  amount,  which  shall
               constitute additional interest payable hereunder, necessary to permit Lender to realize the Guaranteed Yield.

                         "Final Payment Date" shall mean the date on  which
               (a) all outstanding Obligations for principal and interest under the Loan have been satisfied and extinguished, whether by way of cash payment or Conversion, and (b) the Lender's commitment to make Advances under the Loan has terminated.

                         "GAAP" shall  mean generally  accepted  accounting
               principles as in effect from time to time, which shall include the official interpretations thereof by the Financial Accounting Standards Board, consistently applied.

                         "Governmental  Body"  shall   mean  any   foreign,
               federal, state, municipal or other government, or any department, commission, board, bureau, agency, public authority or instrumentality thereof or any court or arbitrator.

                         "Governmental Rule" shall  mean any statute,  law,
               treaty, rule, code, ordinance, regulation, permit, certificate or order of any Governmental Body or any judgment, decree, injunction, writ, order or like action of any court, arbitration or other judicial or quasi judicial tribunal.

                         "Guarantee" by  any Person  means any  obligation,
               contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); and "Guaranteed", "Guaranteeing" and "Guarantor" shall have meanings correlative to the foregoing); provided, however, that the Guarantee by any Person shall not include endorsements by such Person for collection or deposit, in either case in the ordinary course of business.

                         "Guaranteed Yield" shall mean the aggregate amount
               of money determined as of the Final Payment Date equal to fifteen percent (15%) per annum, calculated daily, on the principal Obligations outstanding from time to time.

                         "Guaranty  Agreement"  shall  mean  the   Guaranty
               Agreement  dated  as  of  the  Closing  Date,  executed   by
               Borrower.

                         "Hazardous  Materials"  means  all  explosive   or
               radioactive materials, substances or wastes, hazardous or toxic materials, substances or wastes, pollutants, solid, liquid or gaseous wastes, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, ("PCBs") or PCB-containing materials or equipment, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

                         "Indebtedness"   shall   mean   all   liabilities,
               obligations and reserves, contingent or otherwise, which, in accordance with GAAP, would be reflected as a liability on a balance sheet or would be required to be disclosed in a
               financial  statement,  including,   without  duplication:
               (i) all Indebtedness for Borrowed Money, (ii) all obligations secured by any Lien upon Property, (iii) all guaranties and other contingent obligations, including, without limitation, letters of credit, and (iv) all liabilities in respect of unfunded vested benefits under any retirement plan and in respect of withdrawal liabilities incurred under ERISA by Borrower.

                         "Indebtedness  for  Borrowed  Money"  shall  mean,
               without duplication, all Indebtedness which is owing with respect to any of the following: (i) money borrowed,
               (ii) obligations evidenced by a note, debenture or other like written obligation to pay money (including, without limitation, all of the Obligations, and the Loan),
               (iii) obligations under Capitalized Leases or for the deferred purchase price of Property, (iv) obligations under conditional sales or other title retention agreements,
               (v) any guaranty of any or all of the foregoing, or (vi) trade payables.

                         "Joint  Venture"  shall  mean  any  joint  venture
               entered into between Borrower or a Subsidiary and Olympus for new land acquisition and development of such land, if Borrower's contribution to such joint venture will be funded with proceeds from the Loan, specifically excluding any land owned or controlled by Parent or an Affiliate of Parent as of the Effective Date and any projects involving the development thereof.

                         "Joint Venture Distribution"  shall mean, for  any
               period, any and all cash distributable to Borrower from the Joint Ventures.

                         "Joint Venture Distribution  Date" shall mean  the
               date occurring fifteen (15) days after any Joint Venture Distribution.

                         "Lender" shall have the  meaning set forth in  the
               preamble to this Agreement.

                         "Lien"   shall   mean   any   mortgage,    pledge,
               assignment, lien, charge, encumbrance or security interest of any kind, or the interest of a vendor or lessor under any conditional sale agreement or Capitalized Lease or other title retention agreement.

                         "Loan" shall  have the  meaning set  forth in  the
               recitals to this Agreement.

                         "Loan Documents"  shall mean  this Agreement,  the
               Note and the Security Documents and all certificates, instruments, documents and other agreements executed pursuant to any of the foregoing or otherwise in connection with the Loan, and any and all renewals, extensions and modifications of any of the foregoing described documents and instruments and any and all replacements and substitutions therefor.

                         "Margin Stock" has  the meaning  assigned to  such
               term in Regulation U.

                         "Market Value" means the last per share sale price
               of the Parent Common Stock as reported by the Nasdaq National Market (or any national stock exchange or interdealer quotation system on which the Parent Common Stock is then listed or quoted).

                         "Material Adverse Effect"  shall have the  meaning
               given to such term in Section 6.3.

                         "Maturity Date" shall mean  the date which is  six
               (6) years after the Closing Date, unless earlier accelerated pursuant to the terms hereof.

                         "Maximum  Lawful  Rate"  shall  mean  the  maximum
               nonusurious rate of interest permitted by the laws of the United States or applicable state law, whichever laws allow the greater rate of interest, as such laws now exist or may be changed or amended or come into effect in the future.

                         "Nonrestricted  Subsidiaries"   shall   have   the
               meaning attributed to such term in the Parent Credit Agreement. If such agreement is terminated or no longer includes the concept of Nonrestricted Subsidiaries and it is not replaced by a successor agreement containing such concept in connection with a refinancing, then the definition of such term at the time of such termination shall be the definition of such term hereunder.

                         "Note"  shall   mean  that   certain   Convertible
               Promissory Note dated as of the Closing Date, executed by Borrower, payable to the order of Lender, in the original principal amount of Ten Million Dollars ($10,000,000) and any and all renewals, extensions and modifications thereof and substitutions and replacements therefor.

                         "Obligations"   shall   mean   (i) any   and   all
               Indebtedness, due or to become due, now existing or hereafter or howsoever arising from Borrower and/or any other Obligor to Lender pursuant to the terms of the Loan Documents, including, without limitation, the Loan, and
               (ii) the performance of the covenants of Borrower contained in the Loan Documents.

                         "Obligor" shall mean, as the context may  require,
               Borrower, each Subsidiary and any other Person (other than Lender) to the extent such Person is obligated under this Agreement or any other Loan Document.

                         "Olympus"   shall   mean   Olympus   Real   Estate
               Corporation,  a  Texas   corporation,  and  any   Affiliates
               thereof.

                         "Parent" shall have the  meaning set forth in  the
               recitals of this Agreement.

                         "Parent Common Stock" shall mean the common  stock
               of Parent, $0.01 par value, and any securities into which the Parent Common Stock may hereafter be exchanged or converted pursuant to any merger, consolidation, recapitalization or reclassification effected by Parent.

                         "Parent Credit Agreement" shall mean the  Amended,
               Restated and Consolidated Credit Agreement dated as of December 15, 1997 among FM Properties Operating Co., Circle C Land Corp., the financial institutions party thereto and The Chase Manhattan Bank, as agent, with respect to which Parent is a guarantor, as the same may be amended, supplemented, replaced, refinanced or otherwise modified from time to time.

                         "Parent's Permitted Liens " shall have the  meaning
               given to such term in Section 7.9.

                         "Parent's Senior Debt" means all  Debt  of  Parent
               including principal, premium, if any, and interest on (including interest accruing after the filing of a petition initiating any proceeding pursuant to any bankruptcy law, whether or not allowed) or other amounts payable in connection with any Debt of Parent, whether presently outstanding or subsequently created, incurred or assumed (other than any other Debt of Parent which expressly provides by its terms or the terms of the instrument creating or evidencing it that it is subordinate in right of payment in any respect to any other Debt of Parent). Notwithstanding the foregoing, Parent's Senior Debt shall not include any Debt of Parent to any subsidiary of Parent or any liability for federal, state or local taxes owed by Parent.

                         "Payment Amount" shall mean  the aggregate of  all
               payments received by Lender in connection with the satisfaction of principal and interest Obligations, valued as follows:

                         (a) any cash payment made to Lender or otherwise received by Lender in respect of principal and interest Obligations shall be valued at the face value of such cash payment; and

                         (b) any Parent Common Stock that is delivered to Lender in connection with the satisfaction of principal Obligations pursuant to a Conversion shall be valued at the average of the Market Value for the ten (10)
                    trading days immediately prior to the date of Conversion, but not less than the Stock Price;

               LESS the aggregate amount of all Advances made by Lender to Borrower.

                         "Payment Obligations" shall have the meaning given
               to such term in Section 14.4.


                         "PBGC" shall  mean  the Pension  Benefit  Guaranty
               Corporation referred to and defined in ERISA.

                         "Permits" shall  have the  meaning given  to  such
               term in Section 6.11.

                         "Permitted Liens" shall mean any of the  following
               Liens:

                              (i)       the Security Interests;

                              (ii) Liens for taxes or assessments and similar charges, which either are (A) not delinquent or
               (B) being  contested  diligently  and   in  good  faith   by
               appropriate proceedings, and as to which Borrower or any Subsidiary has set aside adequate reserves on its books;

                              (iii) statutory Liens, such as mechanic's, materialman's, warehouseman's, carrier's or other like Liens, incurred in good faith in the ordinary course of business, which are paid in the ordinary course of business or which are bonded in order to remove such Lien of record within 30 days after the moneys become due and owing;

                              (iv) Liens in respect of judgments or awards, the existence of which would not constitute an Event of Default or Potential Default pursuant to Section 7.1.6;

                              (v) pledges or deposits made in the ordinary course of business to secure payment of worker's compensation, or to participate in any fund in connection with worker's compensation, unemployment insurance, old-age pensions or other social security programs;

                              (vi) Liens upon Property of Borrower or any Subsidiary to secure Indebtedness of any Joint Venture, which Liens may be senior to the Liens of Lender; and

                              (vii) Liens upon the interest of Borrower or any Subsidiary in a Joint Venture granted in favor of other holders of interests in such Joint Venture.

                         "Person"  shall   mean   any   individual,   firm,
               corporation, limited liability company, business enterprise, trust, association, joint venture, partnership, Governmental Body or other entity, whether acting in an individual, fiduciary or other capacity.

                         "Plan" means  any  employee pension  benefit  plan
               (other than a Multiemployer Plan) which is subject to the provisions of Title IV of ERISA or Section 412 of the Code and in respect of which Parent, or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
               Section 3(5) of ERISA.

                         "Pledge Agreement" shall mean the Pledge Agreement
               dated as of the Closing Date, executed by Borrower.

                         "Potential  Default"  shall  mean  any  event   or
               condition which, with the giving of notice or the lapse of time, or both, would become an Event of Default.

                         "Preferred Obligation" shall  mean any  obligation
               for the payment of money that has matured in connection with a decision by Parent to pay cash to the holders of any Preferred Stock in connection with a Conversion of Preferred Stock.

                         "Primary Bank  Facility"  shall  mean  the  credit
               facility evidenced by the Parent Credit Agreement.

                         "Property" shall mean all types of real,  personal
               or mixed property and all types of tangible or intangible property owned by Borrower or a Subsidiary.

                         "Pursuit Costs"  shall  mean  costs  and  expenses
               incurred by Parent in connection with a Development Opportunity (as such term is defined in that certain Master Agreement (the "Master Agreement") among Oly Fund II GP Investments, L.P., Oly/Stratus Equities, L.P., Lender, Parent and Stratus Oly L.L.C. dated the date hereof that was pursued for the purposes set forth in the Master Agreement but did not close.

                         "Quarterly Payment Date" shall  mean the last  day
               of each calendar quarter occurring after the Closing Date.

                         "Regulation U" means Regulation U of the Board  as
               from time to time in effect and all official rulings and interpretations thereunder or thereof.

                         "Release" means  any spilling,  leaking,  pumping,
               pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Materials in, into, onto or through the environment.

                         "Remedial Action" shall mean (a) "remedial action"
               as such term is defined in CERCLA, 42 U.S.C. S 9601(24), and
               (b) all other actions required by any Governmental Body or voluntarily undertaken to (i) cleanup, remove, treat, abate or in any other way address any Hazardous Material in the environment, (ii) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not migrate or endanger or threaten to endanger public health, welfare or the environment or (iii) perform studies and investigations in connection with, or as a precondition to, (i) or (ii) above.

                         "Restricted Junior  Payment"  shall  mean  (a) any
               dividend or other distribution, direct or indirect, on account of any shares of any class of stock of, or any partnership interest of, Borrower or any of its Subsidiaries now or hereafter outstanding, other than dividends or other distributions from a Subsidiary to Borrower; (b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of, or of any partnership interest of, Borrower now or hereafter outstanding; (c) any payment or prepayment of principal of, premium, if any, or interest on, redemption, conversion, exchange, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Indebtedness other than the Obligations; and (d) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Borrower now or hereafter outstanding.

                         "Restricted Subsidiaries" shall  have the  meaning
               attributed to such term in the Parent Credit Agreement. If such agreement is terminated or no longer includes the concept of Restricted Subsidiaries and it is not replaced by a successor agreement containing such concept in connection with a refinancing, then the definition of such term at the time of such termination shall be the definition of such term hereunder.

                         "SEC" shall have the meaning given to such term in
               Section 8.2.

                         "Securities" shall have the meaning given to  such
               term in Section 6.3.

                         "Securities Act" shall have  the meaning given  to
               such term in Section 8.2.

                         "Security Documents" shall mean, collectively, the
               Pledge Agreement, the Guaranty Agreement and all other agreements and documents executed and delivered pursuant to the foregoing and any and all renewals, extensions and modifications of any of the foregoing and any and all substitutions therefor.

                         "Security Interests" shall mean the Liens  granted
               to Lender pursuant to the Loan Documents.

                         "Senior  Nonmonetary  Default"   shall  have   the
               meaning given to such term in Section 14.4.

                         "Senior Payment  Default" shall  have the  meaning
               given to such term in Section 14.4.

                         "Specified Senior  Debt"  means (i)  all  Parent's
               Senior Debt under Parent's primary bank credit facility existing from time to time and (ii) other issue of Parent's Senior Debt having a principal amount of at least $10,000,000.

                         "Stated Rate" shall mean the lesser of (i)  twelve
               percent (12%) per annum or (ii) the Maximum Lawful Rate.

                         "Stock Price"  shall mean  a per  share price  for
               Parent Common Stock equal to $7.31, as such price may be adjusted from time to time pursuant to Section 14.5.

                         "Subsidiary"  shall  mean  any  Person  in   which
               Borrower directly or indirectly owns one hundred percent (100%) of the stock or other equity interest therein, expressly excluding Joint Ventures.

                         "Withdrawal Liability" shall  mean liability to  a
               Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

                    Section I.2 Lender's Discretion. Whenever the terms "satisfactory to," "determined by," "acceptable to," "shall elect," "shall request," "consented to", "approved by" or similar terms are used in this Agreement or any of the other Loan Documents to apply to Lender, except as otherwise specifically provided herein or therein, such terms shall mean satisfactory to, determined by, acceptable to, at the election of, requested by, consented to, or approved by as applicable, Lender, in its sole discretion.

                    Section I.3 Approval in Writing. Any consent or approval to be given by Lender hereunder shall not be effective and shall not be deemed given unless in writing, duly executed and delivered by Lender.


                                     Article II
                              LOAN AND TERMS OF PAYMENT

                    Section II.1 Loan. Subject to the terms and conditions set forth in the Loan Documents and in reliance upon the representations and warranties of Borrower contained herein, Lender agrees to make one or more advances to Borrower (each, an "Advance" and collectively, the "Advances") in an aggregate amount not to exceed Ten Million Dollars ($10,000,000), which together shall constitute the Loan. Borrower's obligation to pay the principal of, and interest on, the Loan shall be evidenced by the Note. Borrower shall not be entitled to reborrow any portion of the Loan which is repaid or prepaid.

                    Section II.2   Interest.

                         (a) Borrower agrees to pay interest in respect of the unpaid principal amount of the Loan from the date of a cash Advance until such Advance is repaid (whether by acceleration, optional or mandatory prepayment, Conversion or otherwise), at a rate per annum equal to the Stated Rate.

                         (b) During a Default Rate Period, the Obligations shall bear interest at the Default Rate.

                         (c) Accrued (and theretofore unpaid) interest shall be payable (i) quarterly in arrears on each Quarterly Payment Date, (ii) upon any repayment or prepayment (on the amount repaid or prepaid), (iii) at maturity (whether by acceleration or otherwise) and, (iv) after maturity, upon demand. Notwithstanding the foregoing, Lender may at any time elect, in its sole discretion, to defer the payment of such interest (or any portion thereof) by accruing and compounding interest quarterly.

                         (d) Interest shall be computed on the basis of a year consisting of 365 days and charged for the actual number of days during the period for which the interest accrues on the Loan.

                         (e) At least fifteen (15) Business Days prior to each day on which a payment of interest would be required to be made in accordance with this Section 2.2, Lender shall deliver to Borrower a written notice indicating whether Lender elects to receive the interest payment in cash or to defer the payment of interest. In the event that Borrower fails to receive such notice fifteen (15) Business Days prior to any such interest payment date, Lender shall be deemed to have elected to defer the payment of interest.

                    Section II.3   Prepayments; Payments.

                         (a) Borrower shall have the right to prepay the Loans, without premium or penalty, in whole or in part at any time and from time to time.

                         (b) In addition to other mandatory repayments, and subject to Section 11.4 hereof, Borrower shall be required to repay the entire outstanding principal balance and all accrued but unpaid interest on the Loan on the Maturity Date.

                         (c) Except as provided in Section 2.3(d) and (e) hereinbelow, on each Joint Venture Distribution Date, Borrower shall pay to Lender an amount equal to one hundred percent (100%) of any Joint Venture Distributions as a mandatory repayment of principal and accrued interest on the outstanding Loan until such principal and accrued interest is repaid in full.

                         (d) Upon written request of Borrower and the approval of Lender, Borrower may retain Joint Venture Distributions which it may use for the purposes permitted in the Cash Collateral Agreement; provided, that Olympus shall make a reasonable determination of the net collateralization of the Loan relative to all of Borrower's Joint Venture interests and may condition its approval of such retention by Borrower on the establishment of a cash collateral reserve in a reasonable amount (the "Cash Collateral Account"), which shall serve as additional security for the Loan, pursuant to a cash collateral agreement with Lender (the "Cash Collateral Agreement") to allow Lender adequate protection for repayment of the Loan. Withdrawal rights for Borrower from the Cash Collateral Account will be specified in the Cash Collateral Agreement.

                         (e) Borrower may upon written notice to Lender, retain an amount of Joint Venture Distributions equal to any cash interest required to be paid by Borrower pursuant to this Agreement and for any taxes for which Borrower is liable, provided that any such amounts shall be retained by Borrower with recourse and such written notice shall specify in reasonable detail the relevant terms of request to retain such amounts.

                         (f) To the extent that, at any time, there is no outstanding Indebtedness owed under the Loan, all Joint Venture Distributions shall be made to Borrower and Borrower shall be permitted to pay such amounts to Parent either to repay Indebtedness owed by Borrower to Parent or as a dividend.

                         (g) Any reserve accounts established pursuant to this Section 2.3 shall be invested in money market accounts pursuant to instructions from the Borrower and shall accrue interest thereon.

                    Section II.4 Conversion into Parent Common Stock. Lender may elect, at any time and from time to time, in its sole and absolute discretion, to convert all or any portion of the principal amount of the Loan into Parent Common Stock, pursuant to Article XIV of this Agreement.

                    Section II.5 Payments After Event of Default. Any provision of the Loan Documents to the contrary notwithstanding, all payments received by Lender during the existence of an Event of Default may be applied to the Obligations in such manner as Lender may elect.

                    Section II.6   Method  of  Payment; Good  Funds;  Net
       Payments.

                         (a) All payments to be made by Borrower to Lender pursuant to the Loan Documents shall be made in Dollars in immediately available funds by wire transfer to an account of Lender, as designated by Lender.

                         (b) Whenever any payments to be made hereunder or under any other Loan Document shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

                         (c) All payments made by Borrower hereunder or under any Loan Document will be made without set-off counterclaim or other defense.

                    Section II.7 Maximum Interest. Notwithstanding any provision to the contrary herein contained, Lender shall not collect a rate of interest on any obligation or liability due and owing by Borrower to Lender in excess of the maximum contract rate of interest permitted by applicable law. Lender and
          Borrower have agreed that the interest laws of the State of Texas shall govern the relationship among them, but in the event of  a final adjudication to the contrary, nunc pro tunc, Borrower shall be obligated to pay to Lender only such interest as then shall be permitted by the laws of the state found to govern the contract relationship among Lender and Borrower. It is the intent of Borrower and Lender in the execution of the Loan Documents and all other agreements among them to contract in strict compliance with applicable usury laws. In furtherance thereof, Borrower and Lender stipulate and agree that none of the terms and provisions contained in or pertaining to any of the Loan Documents or any other agreements among the parties hereto or any of them shall ever constitute or be construed to create (a) a contract to pay, for the use, forbearance or detention of money, interest at a rate or in an amount in excess of the maximum rate of interest permitted by applicable law or (b) a charging of interest at a rate or in an amount in excess of the maximum rate of interest permitted by applicable law. Neither Borrower nor any other obligor under the Loan Documents or any other agreements among the parties hereto or any of them shall ever be required to pay interest with respect to the Note or any of the other Obligations at a rate in excess of the maximum interest rate that may be lawfully charged under applicable law, and the provisions of this paragraph shall control over all other provisions of the Loan Documents or any other agreements among the parties hereto or any of them which may be in apparent conflict herewith. Lender and each other holder of the Note or any of the other Obligations expressly disavows any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of the Note or any of the other Obligations are accelerated. If the maturity of the Note or any of the other Obligations shall be accelerated for any reason or if the principal of the Note or any of the other Obligations is paid prior to the end of the term of such Obligations and as a result thereof the interest received for the actual period of existence of such Obligations exceeds the applicable maximum lawful rate, Lender shall, at its option, either refund the amount of such excess or credit the amount of such excess against the principal balance of the Obligations outstanding and thereby shall render inapplicable any and all penalties of any kind provided by applicable law as a result of such excess interest. If due to any circumstance whatsoever, fulfillment of any of the provisions of the Loan Documents or any other agreement among the parties hereto or any of them at the time performance of such provision shall be due shall exceed the maximum amount of interest permitted by applicable law, then, automatically, the obligation to be fulfilled shall be modified, reduced or eliminated to the extent necessary to limit such interest to the maximum amount permitted by applicable law, and if from any such circumstance Lender or any other holder of the Note or other Obligations should ever receive anything of value deemed interest by applicable law which would exceed the Maximum Lawful Rate, such excessive interest shall be applied to the reduction of the principal amount then outstanding on the Loan or on account of the principal amount of any other indebtedness secured by the Loan Documents and not to the payment of interest, or if such excessive interest exceeds the unpaid principal balance then outstanding thereunder and such other indebtedness, such excess shall be refunded to Borrower or the agreement creating such excess interest shall be cancelled, in which event any and all penalties of any kind under applicable law as a result of such excess interest shall be inapplicable. By execution of this Loan Agreement, Borrower acknowledges that it believes the Note and the other Obligations to be non-usurious and agree that if, at any time, Borrower should have reason to believe that the Note or any such other Obligation is in fact usurious, Borrower shall give Lender notice of such condition and Borrower agrees that Lender shall have ninety (90) days after such notice in which to make appropriate refund or other adjustment in order to correct such condition if in fact such exists. All amounts paid or agreed to be paid in connection with the Obligations which would under any law in effect and applicable to Lender be deemed "interest" shall, to the extent permitted by such applicable law, be amortized, prorated, allocated and spread throughout the full term of the Obligations and the Loan Documents. Any and all notices, pleadings or other communications (whether oral or written) from Lender and/or any agent, attorney or Affiliate of Lender to Borrower or any agent, attorney or Affiliate of Borrower shall be conclusively deemed, without the necessity of referencing this Loan Agreement and/or this Paragraph, to incorporate, for all purposes, the terms and provisions of this Paragraph. The term "applicable law" as used in Paragraph shall mean the laws of the United States or applicable state law, whichever laws allow the greater rate of interest, as such laws now exist or may be changed or amended or come into effect in the future.

                    Section II.8 Advances. Borrower shall notify Lender not later than 10:30 a.m. ten (10) Business Days in advance of a requested Advance, which notice shall specify the date on which the Advance should be made and the payment instructions with respect thereto. Lender agrees to make the requested Advance on the date requested pursuant to the instructions provided to the extent Borrower has provided Lender with reasonable assurances that the Advance is permitted under Section 6.20. Each Advance shall begin to accrue interest from and including the date of funding.

                                     Article III
                     CONDITIONS FOR CLOSING AND FUNDING OF LOAN
                                 AND INITIAL ADVANCE


                    The obligation of Lender to make the initial Advance shall be subject to the satisfaction on or before the Closing Date of all of the conditions and the delivery of the documents set forth below in this Article III, the form and substance of each such document and the manner of the satisfaction of each such condition to be satisfactory to Lender:

                    Section III.1 Representations and Warranties. On the Closing Date and after giving effect to the initial Advance the representations and warranties of the Borrower set forth in this Loan Agreement and in any other of the Loan Documents shall be true and correct in all material respects when made and at and as of the time of the Closing, except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall continue to be true and correct as of such earlier date.

                    Section III.2  Delivery of  Documents.   The  following
          shall have been delivered to Lender, each duly authorized and executed:

                         (a) all of the Loan Documents, which shall be in form and content acceptable to Lender.

                         (b) certificates representing all of the equity interests of Borrower in any Joint Ventures and a signed, undated stock power duly executed in blank for each such certificate, or UCC-1 financing statements in connection with the pledge of any such equity interests that are uncertificated;

                         (c)  a certificate of incumbency for Borrower;

                         (d) a certificate of existence and good standing for Borrower and any initial Subsidiaries in the states in which Borrower or any such Subsidiary is organized and qualified to do business;

                         (e)  certified   copies   of   the   articles   of
               incorporation and bylaws, and all amendments thereto, of Borrower and any initial Subsidiary;

                         (f)  certified copies  of resolutions  adopted  by
               the  board  of  directors   of  Borrower  and  any   initial
               Subsidiary authorizing the execution by Borrower and such Subsidiary of the Loan Documents to which each is a party and the consummation of the transactions contemplated therein; and

                         (g) such other documents, certificates, consents and waivers as Lender may request and evidence that all other actions necessary or, in the opinion of Lender, desirable have been taken.

                    Section III.3 Security Interests. All filings and actions necessary or, in the opinion of Lender, desirable to perfect and maintain the Security Interests purported to be created by the Loan Documents as valid and perfected Liens in the Property covered thereby, subject only to Permitted Liens, shall have been filed or taken and confirmation thereof received by Lender.

                    Section III.4 Performance; No Default. Each of the Borrower and any initial Subsidiaries shall have performed and complied with all agreements and conditions contained in the Loan Documents to be performed or complied with by Borrower or such Subsidiary prior to or at the Closing.

                    Section III.5 Approval of Loan Documents and Security Interests. The approval and/or consent shall have been obtained (and shall remain in effect) from each Governmental Body and all other Persons whose approval or consent is necessary or required to enable Borrower or any initial Subsidiary to (i) enter into and perform their respective obligations under the Loan Documents, (ii) grant to Lender the Security Interests and
          (iii) consummate the Loan.

                    Section III.6  Additional Items.

                         (a) No litigation, inquiry, judgement, injunction or restraining order shall be pending, entered or threatened (including any proposed statute, rule or regulation) which has a reasonable likelihood of being adversely determined and, if adversely determined, would reasonably be expected to have a Material Adverse Effect on (i) the business, assets, operations, condition (financial or otherwise) or prospects of Borrower, (ii) Borrower's ability to perform its obligations under the financing agreements or (iii) the rights and remedies of Lender.

                         (b) There shall not have occurred any change, or development or event involving a prospective change, which in either case in the reasonable opinion of Lender could have a Material Adverse Effect on (i) the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Borrower, or
               (ii) the rights and remedies of Lender.

                         (c)  Lender shall  not have  become aware  of  any
               material adverse information with respect to (i) the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Borrower,
               (ii) Borrower's ability to perform its obligations under the financing agreements or (iii) the rights and remedies of Lender.

                         (d) There shall exist no event of default (or condition which would constitute an event of default with the giving of notice or the passage of time) under any capital stock, financing agreements, lease agreements or other contracts of Borrower.

                         (e) All filings and other actions required to create and perfect a first priority security interest with respect to assets owned by Borrower shall have been duly made or taken, and all Collateral shall be free and clear of other Liens, subject to Permitted Liens.

                         (f) Lender shall have determined that the transactions contemplated hereby or entered into in connection herewith, including without limitation, the making of the Loan, do not violate and conflict with any applicable law or regulation in any material respect.

                    The acceptance of the initial Advance shall constitute a representation and warranty by Borrower and any initial Subsidiary to the Lender that all conditions specified in this
          Article III have been satisfied as of that time.


                                     Article IV
                      CONDITIONS FOR FUTURE FUNDING COMMITMENTS

                    The obligations of Lender to make Advances subsequent to the initial Advance hereunder in connection with contributions by Borrower to each new Joint Venture shall be subject to the satisfaction on or before the date of such Advance of all the conditions and delivery of all the documents set forth in this
          Article IV, the form and substance of each such document and the manner of satisfaction of each such condition to be reasonably satisfactory to Lender:

                    Section IV.1   Representations    Bringdown.        The
          representations and warranties contained in Article VI of this Agreement are true and correct in all material respects on and as of the date of such Advance with the same effect as if made on and as of such date, except to the extent such representation and warranty expressly relates to a specific date, in which event it shall be true and correct as of such specific date. The representations and warranties contained in Article VII of this Agreement are true and correct as of the date of such Advance with the same effect as if made on and as of such date where any untrue or incorrect representation and warranty could have a Material Adverse Effect on the business, assets, operations or condition, financial or otherwise of Parent.

                    Section IV.2 No Default; Compliance With Terms. Borrower shall be in compliance with all other terms and provisions set forth herein and in each other Loan Document on its part to be observed or performed, and at the time of and immediately after such Advance no Potential Default or Event of Default shall have occurred and be continuing.

                    Section IV.3   Delivery of Documents.

                    (a) All filings and actions that are necessary, or in the opinion of Lender, desirable to perfect and maintain a Security Interest in Borrower's interest in the Joint Venture with respect to which the Advance relates, as a valid and perfected Lien in the Property covered thereby, subject only to Permitted Liens, shall have been filed or taken, and Lender shall have received confirmation thereof;

                    (b)  Lender  shall  have  received  a  certificate   of
          incumbency for Borrower; and

                    (c) Lender shall have received such legal opinions (including opinions (i) from counsel to Borrower and its Subsidiaries, and (ii) from such special and local counsel as may be reasonably required by Lender, in each case reasonably acceptable to Lender) dated the date of the Advance, addressed to Lender addressing issues relating to the Security Interest created in the Borrower's Joint Venture interest and any other matters incident to the transactions contemplated hereby as Lender may reasonably require.

                    Section IV.4 Additional Items. Each of the items set forth in Section 3.6 shall be true and correct.



                                      Article V
                            CONDITIONS FOR OTHER ADVANCES

                    The obligations of Lender to make Advances other than those identified in Article III and Article IV hereunder shall be subject to the satisfaction on or before the date of such Advance of all the conditions and delivery of all the documents set forth in this Article V, the form and substance of each such document and the manner of satisfaction of each such condition to be reasonably satisfactory to Lender:

                    Section V.1    Representations    Bringdown.        The
          representations and warranties contained in Article VI of this Agreement are true and correct in all material respects on and as of the date of such Advance with the same effect as if made on and as of such date, except to the extent such representation and warranty expressly relates to a specific date, in which event it shall be true and correct as of such specific date. The representations and warranties contained in Article VII of this Agreement are true and correct as of the date of such Advance with the same effect as if made on and as of such date where any untrue or incorrect representation and warranty could have a Material Adverse Effect on the business, assets, operations or condition, financial or otherwise of Parent.

                    Section V.2 No Default; Compliance With Terms. Borrower shall be in compliance with all other terms and provisions set forth herein and in each other Loan Document on its part to be observed or performed, and at the time of and immediately after such Advance no Potential Default or Event of Default shall have occurred and be continuing.


                                     Article VI
                     REPRESENTATIONS AND WARRANTIES OF BORROWER

                    In order to induce Lender to make the Loan, Borrower makes the following representations, warranties and agreements, in each case after giving effect to the making of the Loan, all of which shall survive the execution and delivery of this Agreement and the Note and the making of the Loan; provided, however, none of the representations and warranties contained in this Article V shall be deemed to relate to any matters or affairs derived from or based upon any activities, operations or occurrences relating to any Joint Venture.

                    Section VI.1   Organization   and   Good   Standing.
          Borrower and each Subsidiary is duly organized, validly existing and in good standing under the laws of the state of its organization. Borrower and each Subsidiary has the requisite power and authority to own, lease or otherwise hold the assets owned, leased or otherwise held by it and to carry on its business as presently conducted by it. Borrower and each Subsidiary is in good standing and duly qualified to conduct business as a foreign corporation, partnership or limited liability company, as applicable, in every state of the United States in which its ownership or lease of property or conduct of business makes such qualification necessary.

                    Section VI.2 Authorization of Agreement; Binding Obligation. Borrower has the requisite corporate power to execute and to deliver this Agreement and the other Loan Documents and to perform the transactions contemplated hereby and thereby to be performed by it. The execution and delivery by Borrower of this Agreement and the other Loan Documents and the performance by it of the transactions contemplated hereby and thereby to be performed by it have been duly authorized by all necessary corporate action on the part of Borrower. This Agreement and the other Loan Documents have been duly executed and delivered by duly authorized officers of Borrower and constitute valid and binding obligations of Borrower and each Subsidiary that owns a Joint Venture interest that is a party thereto, enforceable against such Person in accordance with the terms hereof or thereof, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                    Section VI.3 Required Consents. The execution and delivery of this Agreement and the other Loan Documents by Borrower does not, and the performance by Borrower of the transactions contemplated hereby or thereby to be performed by it will not (a) conflict with the certificate of incorporation or bylaws, partnership agreement, operating agreement, or other organizational documents, as applicable, of Borrower or any Subsidiary, (b) conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to loss of a benefit under, any material contract, permit, order, judgment or decree to which Borrower or any Subsidiary is a party or by which any of their properties are bound, (c) constitute a violation of any law or regulation applicable to Borrower or any Subsidiary, or (d) result in the creation of any lien, charge or encumbrance upon any of Borrower's or any Subsidiary's assets except, in the case of (a) through (d) hereof, for those that, individually or in the aggregate, could not reasonably be expected to have a material adverse effect (i) on the business, assets, financial condition, prospects, financial projections, or results of operations of Borrower  and any Subsidiary  taken as  a whole  or
          (ii) on the ability of Borrower to perform on a timely basis any material obligation under this Agreement or the other Loan Documents or to consummate the transactions contemplated hereby or thereby (each, a "Material Adverse Effect"). No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Body is required to be obtained or made by or with respect to Borrower in connection with the execution and delivery of this Agreement or any of the other Loan Documents by Borrower or the performance by Borrower of the transactions contemplated hereby or thereby to be performed by it.

                    Section VI.4 Financial Statements. The financial statements to be delivered to Lender on or before ninety (90) days from the Closing Date by or on behalf of Borrower present fairly the financial condition and results of the operations of Borrower as of the dates and for the periods indicated therein. No material adverse change in the business, operations, property, assets, liabilities, condition (financial or otherwise ) or prospects of Borrower has occurred since the date of the last financial statements delivered to Lender by or on behalf of Borrower. All of the foregoing financial statements and balance sheets, except as otherwise indicated therein, have been prepared in accordance with GAAP.

                    Section VI.5   Absence  of  Undisclosed  Liabilities.
          Neither Borrower  nor any  Subsidiary  has any  Indebtedness  for
          Borrowed  Money  or  Contingent  Obligations  except  for   those
          permitted pursuant to Sections 10.1 and 10.4.

                    Section VI.6 Books of Account. The books, records and accounts of Borrower accurately and fairly reflect, in reasonable detail, the transactions and the assets and liabilities of Borrower and each Subsidiary and do not contain any material inaccurate information or omit any material information necessary in order to make such books, records and accounts, in light of the circumstances under which they were prepared, not misleading. Neither Borrower nor any Subsidiary has engaged in any transaction, maintained any bank account or used any of the funds of Borrower or any Subsidiary except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of Borrower.

                    Section VI.7 Title to Property; Liens. Borrower and each Subsidiary has good, valid and indefeasible title to all of its material Property free and clear of all Liens, except Permitted Liens. The Security Instruments create valid and perfected Liens on the Property described therein, subject only to Permitted Liens.

                    Section VI.8 Condition of Assets. All of the assets of Borrower and each Subsidiary, if any, are in good operating condition and repair, subject to normal wear and maintenance, are usable in the regular and ordinary course of business and materially conform to all applicable laws, ordinances, codes, rules and regulations, and permits relating to their construction, use and operation.

                    Section VI.9 Insurance. Borrower and each Subsidiary has insurance policies in full force and effect for such amounts as are sufficient for material compliance with all requirements of law and of all material agreements to which Borrower or any Subsidiary is a party or by which any of them is bound. No event relating to Borrower or any Subsidiary has occurred that can reasonably be expected to result in a material retroactive upward adjustment in premiums under any such insurance policies or that is likely to result in a material prospective upward adjustment in such premiums. Excluding insurance policies that have expired and been replaced in the ordinary course of business, no insurance policy has been cancelled within the last two years and, to Borrower's knowledge, no threat has been made to cancel any insurance policy of Borrower or any Subsidiary during such period. No event has occurred, including, without limitation, the failure by Borrower or any Subsidiary to give any notice or information or Borrower or any Subsidiary giving any inaccurate or erroneous notice or information, which limits or impairs the rights of Borrower or any Subsidiary under any such insurance policies. Borrower has provided Lender with true and complete copies of all regularly prepared loss run reports as of the date hereof.

                    Section VI.10 Conduct of the Business. Except as permitted under Article X and except for the transactions contemplated by the Loan Documents and the other documents entered into between Borrower, Lender and Affiliates of Lender, from its date of formation through the Closing Date for the initial Advance or the date of any future Advance, as applicable, neither Borrower nor any Subsidiary has entered into any material transactions or conducted any material business.

                    Section VI.11  Litigation.    There  are  no   actions,
          suits, arbitration proceedings or claims (whether or not purportedly on behalf of Borrower or any Subsidiary) pending or, to the best knowledge of Borrower, threatened, against Borrower or any Subsidiary maintained by Borrower or any Subsidiary, at law or in equity (i) with respect to any Loan Document or (ii) which have a reasonable likelihood of being adversely determined and which, if adversely determined, could have a material adverse effect on the business, operations, Property, assets, liabilities, condition (financial or otherwise) or prospects of Borrower or any Subsidiary.

                    Section VI.12  Compliance With Law; Permits.   Borrower
          and each Subsidiary has complied with each law, judgment, order and decree, including ERISA and environmental laws, of any Governmental Body to which Borrower or any Subsidiary or their business, operations, assets or properties is subject and is not currently in violation of any of the foregoing, except where the failure to so comply with or violation of any of the foregoing could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Borrower and each Subsidiary owns, holds, possesses or lawfully uses in the operation of its business all material licenses, permits, authorizations and approvals (collectively, "Permits") which are necessary to conduct the business of Borrower and each Subsidiary as now conducted or for the ownership and use of its assets, free and clear of all Liens and in compliance with all laws. Neither Borrower nor any Subsidiary is in default, nor has Borrower or any Subsidiary received any notice of any claim of default, with respect to any such Permits. All such Permits are renewable by their terms or in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine filing fees. None of such Permits will be adversely affected by consummation of the transactions contemplated hereby. No shareholder, director, officer, employee or former employee of Borrower or any affiliates of Borrower, or any other person, firm or corporation owns or has any proprietary, financial or other interest (direct or indirect) in any Permits which Borrower or any Subsidiary owns, possesses or uses in the operation of the business of Borrower or any Subsidiary as now conducted.

                    Section VI.13 Taxes. (a) All Tax Returns (as defined in paragraph (e) below) that are required to be filed on or before the Closing Date by Borrower or any Subsidiary have been duly filed on a timely basis under the statutes, rules or regulations of each applicable jurisdiction. To the best knowledge of Borrower, all such Tax Returns were complete and accurate in all material respects. All Taxes reflected on such returns as owed by Borrower or any Subsidiary have been paid, whether or not such Taxes are disputed. Neither Borrower nor any Subsidiary has executed or filed with the Internal Revenue Service or any other taxing authority any agreement extending the period for filing any Tax Return.

                    (b) No claim for assessment or collection of Taxes has been asserted against Borrower or any Subsidiary. Neither Borrower nor any Subsidiary is a party to any pending action, proceeding or investigation by any Governmental Body for the assessment or collection of Taxes nor does Borrower have
          knowledge  of   any  such   threatened  action,   proceeding   or
          investigation.

                    (c) No waivers of statutes of limitation in respect of any Tax Returns have been given or requested by Borrower or any Subsidiary nor has Borrower or any Subsidiary agreed to any extension of time with respect to a Tax assessment or deficiency.
           No claim  has  ever  been  made by  a  Governmental  Body  in  a jurisdiction where Borrower or any Subsidiary does not  currently file Tax Returns that it is or may be subject to taxation by that jurisdiction nor is Borrower aware that any such assertion of jurisdiction is threatened. No security interests have been imposed upon or asserted against any of the assets of Borrower or any Subsidiary as a result of or in connection with any failure, or alleged failure, to pay any Tax.

                    (d) Borrower and each Subsidiary has withheld and paid all Taxes required to be withheld in connection with any amounts paid or owing to any employee, creditor, consultant, independent contractor or other third party.

                    (e)  For purposes of  this Agreement,  the terms  "Tax"
          and "Taxes" shall mean all federal, state, local, or foreign income, payroll, employee withholding, unemployment insurance, social security, sales, use, service, service use, leasing, leasing use, excise, franchise, gross receipts, value added, alternative or add-on minimum, estimated, occupation, real and personal property, stamp, transfer, workers' compensation, severance, windfall profits, environmental (including taxes under Section 59A of the Code), or other tax of the same or of a similar nature, including any interest, penalty, or addition thereto, whether disputed or not. The term "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes or any amendment thereto, and including any schedule or attachment thereto.

                    Section VI.14 Conflicting Agreements. Borrower is not in default under any agreement to which Borrower is a party or by which Borrower or any of its Property is bound, the effect of which default might have a material adverse effect on the business operations, Property, assets, liabilities, condition (financial or otherwise) or prospects of Borrower.

                    Section VI.15 Patents, Trademarks, Franchises, Etc. Borrower owns or possesses all patents, trademarks, service marks, trade names, copyrights, franchises and licenses, and rights with respect thereto, necessary for the conduct of its business as now conducted and as presently proposed to be conducted, without any known conflict with the rights of others and, in each case, free of any Lien other than Permitted Liens.

                    Section VI.16 Full Disclosure. No representation or warranty contained herein and no certificate, information or report furnished or to be furnished by Borrower in connection with any of the Loan Documents or any of the transactions contemplated thereby, contains or will contain a misstatement of material fact, or omits or will omit a material fact required to be stated in order to make the statements contained herein or therein not misleading in the light of the circumstances under which such statements were made. There is no fact known to Borrower, or so far as Borrower presently reasonably can foresee, which has not been expressly disclosed to Lender in writing, that will materially adversely affect Borrower or its business, operations, Property, assets, liabilities, condition (financial or otherwise) or prospects or the ability of Borrower to consummate the transactions and perform its obligations pursuant to the Loan Documents, other than facts which generally are known to the public and relating to Borrower's business generally.

                    Section VI.17 Employee Matters. None of the employees of Borrower or any Subsidiary is subject to any collective bargaining agreement and there are no strikes, work stoppages or material controversies pending, or to the best knowledge of Borrower, threatened between Borrower or any Subsidiary and any of its respective employees, other than employee grievances arising in the ordinary course of business which would not in the aggregate be expected to have a material adverse effect on the business, operations, Property, assets, liabilities, condition (financial or otherwise) or prospects of Borrower and the Subsidiaries taken as a whole.

                    Section VI.18 Other Indebtedness. Borrower has not incurred and as of the Closing Date will not have incurred any Indebtedness for Borrowed Money or any Contingent Obligations other than the Indebtedness and Contingent Obligations permitted by Sections 10.1 and 10.4.

                    Section VI.19 Possession of Franchises, Licenses, Etc. Borrower and each Subsidiary possesses all franchises, certificates, licenses, permits, and other authorizations from each Governmental Body, free from unduly burdensome restrictions, that are necessary or advisable for the leasing, ownership, maintenance and operation of its respective properties and assets, and neither Borrower nor any Subsidiary is in violation of any thereof in any respect.

                    Section VI.20 Use of Proceeds. Proceeds of the Loan shall be used by Borrower solely for investment in the Joint Ventures, for payment of interest on the Loan, if required to be paid in cash, for investment in one or more Subsidiaries that invest in Joint Ventures, and for Pursuit Costs.


                                     Article VII
                      REPRESENTATIONS AND WARRANTIES OF PARENT

                    In order to induce Lender to make the Loan, Parent makes the following representations, warranties and agreements, in each case after giving effect to the making of the Loan, all of which shall survive the execution and delivery of this Agreement and the Note and the making of the Loan; provided, however, none of the representations and warranties contained in this Article VII shall be deemed to relate to any matters or affairs derived from or based upon any activities, operations or occurrences relating to any Joint Venture.

                    Section VII.1  Organization; Powers.    Parent  (i)  is
          duly organized, validly existing and in good standing under the laws of the state of its organization, (ii) has the requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted and (iii) is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify would not have a Material Adverse Effect on its condition, financial or otherwise. Parent has the corporate or other equivalent power to execute, deliver and perform its obligations under this Agreement and the other Loan Documents to which it is or is to be a party. Parent has all requisite corporate or other equivalent power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its own assets and carry on its business as now being or as proposed to be conducted.

                    Section VII.2 Authorization. The execution, delivery and performance of this Agreement and the other Loan Documents to which Parent is or is to be a party (i) have been duly authorized by all requisite corporate or partnership, as applicable, and, if required, stockholder or partner, as applicable, action on the part of Parent and (ii) will not (A) violate (x) any Governmental Rule or Parent's Certificate of Incorporation and By-laws or (y) any provisions of any indenture, agreement or other instrument to which Parent is a party, or by which Parent or any of its properties or assets are or may be bound, (B) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any indenture, agreement or other instrument referred to in (ii) (A) (y) above or (C) result in the creation or imposition of any Lien, charge or encumbrance of any nature whatsoever upon any property or assets of Parent.

                    Section VII.3 Governmental Approvals. No registration with or consent or approval of, or other action by, any
          Governmental Body is or will be required in connection with the execution, delivery and performance by Parent of this Agreement or any other Loan Document to which it is, or is to be, a party except such as have been made or obtained and are in full force and effect. Other than routine authorizations, permissions or consents which are of a minor nature and which are customarily granted in due course after application or the denial of which would not materially adversely affect the business, financial condition or operations of Parent, Parent has all franchises, licenses, certificates, authorizations, approvals or consents from all national, state and local governmental and regulatory authorities required to carry on its business as now conducted and as proposed to be conducted.

                    Section VII.4 Enforceability. This Agreement and each of the other Loan Documents to which Parent is a party constitutes a legal, valid and binding obligation of Parent, enforceable in accordance with their respective terms (subject, as to the enforcement of remedies against Parent, to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors' rights against Parent, generally in connection with the bankruptcy, reorganization or insolvency of Parent or a moratorium or similar event relating to Parent.

                    Section VII.5  Financial  Statements.      Parent   has
          heretofore furnished to Lender an audited consolidated balance sheet and statement of operations and changes in retained earnings and cash flow as of and for the fiscal year ended December 31, 1996 and 1997, and an unaudited consolidated balance sheet and statement of operations and cash flow as of and for the fiscal quarter ended March 31, 1998. All such balance sheets and statements of operations and cash flow present fairly the financial condition and results of operations of Parent and its subsidiaries as of the dates and for the periods indicated. Such financial statements and the notes thereto disclose all material liabilities, direct or contingent, of Parent and its subsidiaries as of the dates thereof which are required to be disclosed in the footnotes to financial statements prepared in accordance with GAAP. The financial statements referred to in this Section 7.5 have been prepared in accordance with GAAP. There has been no material adverse change since March 31, 1998, in the businesses, assets, operations, prospects or condition, financial or otherwise, of Parent and its subsidiaries taken as a whole.

                    Section VII.6  Litigation; Compliance with Laws; etc.

                         (i) Except  as  disclosed  in  the  Parent  Annual
               Report on Form 10-K for the fiscal year ended December 31, 1997, and any subsequent filings made by Parent pursuant to the periodic reporting requirements of the SEC, there are no actions, suits or proceedings at law or in equity or by or before any Governmental Body now pending or, to the knowledge of Parent, threatened against or affecting Parent, or any of its subsidiaries or the businesses, assets or rights of Parent, or any of its subsidiaries (x) which involve this Agreement or any of the other Loan Documents or any of the transactions contemplated hereby or thereby or
               (y) as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, could, individually or in the aggregate, materially impair the ability of Parent to conduct its business substantially as now conducted, or materially and adversely affect the businesses, assets, operations, prospects or condition, financial or otherwise, of Parent, or impair the validity or enforceability of, or the ability of Parent to perform its obligations under, this Agreement or any of the other Loan Documents to which it is a party.

                         (ii) Neither Parent nor any of its subsidiaries is
               in violation of any Governmental Rule, or in default with respect to any judgment, write, injunction, decree, rule or regulation of any Governmental Body, where such violation or default could result in a Material Adverse Effect. Without limitation of the foregoing, Parent and each of its subsidiaries have complied with all Environmental Laws where any such noncompliance could have a Material Adverse Effect on the business, assets, operations or condition, financial or otherwise, of Parent or its subsidiaries. Neither Parent nor any of its subsidiaries has received notice of any material failure so to comply. Neither Parent's nor its Subsidiaries' plants handle any Hazardous Materials in violation of any Environmental Law where any such violation could have a Material Adverse Effect on the business, assets, operations or condition, financial or otherwise of Parent. Parent is aware of no events, conditions or circumstances involving contaminants or employee health or safety that could reasonably be expected to result in material liability on the part of Parent or any of its subsidiaries.

                    Section VII.7 Title, etc. Parent and its subsidiaries have good and valid title to its material properties, assets and revenues (exclusive of oil, gas and other mineral properties on which no development or production activities are being conducted and commercially exploitable reserves have not been discovered), free and clear of all Liens (as such term is defined in Parent's Credit Agreement) except for the Permitted Liens (as such term is defined in Parent's Credit Agreement).

                    Section VII.8 Federal Reserve Regulations; Use of Proceeds. Neither Parent nor any of its subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

                    Section VII.9 Taxes. Parent and its subsidiaries have filed or caused to be filed all material federal, state, local and foreign tax returns which are required to be filed by them, and have paid or caused to paid all taxes shown to be due and payable on such returns or on any assessments received by any of them, other than any taxes or assessments the validity of which Parent or any of its subsidiaries is contesting in good faith by appropriate proceedings, and with respect to which Parent or any of its subsidiaries shall, to the extent required by GAAP, have set aside on its books adequate reserves.

                    Section VII.10 Employee Benefit Plans. Parent and its ERISA Affiliates are in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could materially and adversely affect the financial condition and operations of Parent and its ERISA Affiliates, taken as a whole. The present value of all benefit liabilities under each Plan, determined on a plan termination basis (based on those assumptions used for financial disclosure purposes in accordance with Statement of Financial Accounting Standards No. 87 of the Financial Accounting Standards Board ("SFAS 87")), did not, as of the last annual valuation date applicable thereto, exceed by more than $5,000,000 the value of the assets of such Plan, and the present value of all benefit liabilities of all underfunded Plans, determined on a plan termination basis (based on those assumptions used for financial disclosure purposes in accordance with SFAS 87), did not, as of the last annual valuation dates applicable thereto, exceed by more than $5,000,000 the value of the assets of all such underfunded Plans.

                    Section VII.11 Investment Company Act. Neither Parent nor any of its subsidiaries is an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended from time to time.

                    Section VII.12 Public Utility Holding Company Act. Neither Parent nor any of its subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended from time to time.

                    Section VII.13 Environmental Matters.

                         (i) The properties of Parent and its  subsidiaries
               are in compliance, and in the last three years have been in compliance, with all Environmental Laws, and all necessary Environmental Permits have been obtained and are in effect, and are not the subject of any pending or threatened challenge by any Governmental Body or Person, except to the extent that such noncompliance, challenge or failure to obtain any necessary permits, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                         (ii) There  have been  no Releases  or  threatened
               Releases at, from, under or proximate to its properties or otherwise in connection with the operations of Parent or its subsidiaries, which Releases or threatened Releases, in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

                         (iii) Neither Parent nor  any of its  subsidiaries
               has received any notice of an Environmental Claim in connection with its properties or the operations of Parent or its subsidiaries or with regard to any Person whose liabilities for environmental matters Parent or its subsidiaries has retained or assumed, in whole or in part, contractually, by operation of law or otherwise, which, in the aggregate, could reasonably be expected to result in Material Adverse Effect, nor does Parent nor its subsidiaries have reason to believe that any such notice will be received or is being threatened.

                         (iv) Hazardous Materials have not been transported
               from the properties of Parent or its subsidiaries, nor have Hazardous Materials been generated, treated, stored or disposed of at, on or under any of such properties in a manner that could give rise to liability under any Environmental Law, nor has Parent nor any of its subsidiaries retained or assumed any liability, contractually, by operation of law or otherwise, with respect to the generation, treatment, storage or disposal of Hazardous Materials, which transportation, generation, treatment, storage or disposal, or retained or assumed liabilities, in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

                    Section VII.14 No   Material    Misstatements.       No
          information, report (including any exhibit, schedule or other attachment thereto or other document delivered in connection therewith), financial statement, exhibit or schedule prepared or furnished by Parent to Lender in connection with this Agreement or any of the other Loan Documents or included therein contained or contains any material misstatement of fact or omitted or omits to state any material fact necessary to make the statements therein, taken as a whole in the light of the circumstances under which they were made, not misleading.

                                    Article VIII
                      REPRESENTATIONS AND WARRANTIES OF LENDER

                    Lender makes the following representations, warranties and agreements, all of which survive the execution and delivery of this Agreement and the Note and the making of the Loan.

                    Section VIII.1 Investment  Intent,  etc.   Lender   is
          acquiring the Note for its own account for investment and not with a view to, or for sale or other disposition in connection with any distribution thereof, not with any present intention of selling or otherwise disposing of the same.

                    Section VIII.2 Sophistication; Financial Strength, etc. Lender is an Accredited Investor (as that term is defined in
          Rule 501 promulgated by the Securities Exchange Commission (the "SEC")) under the Securities Act of 1933, as amended (the "Securities Act"), with such knowledge and experience in business and financial matters as to be capable of evaluting the merits and risks of the investment contemplated to be made hereunder. Lender has sufficient financial strength to hold the Note as an investment and to bear the economic risks of such investment (including possible loss of such investment) for an indefinite period of time.

                    Section VIII.3 Restrictions on Transfer. Lender understands that neither the Note nor the Parent Common Stock into which the Note is convertible has been registered under the Securities Act or the securities laws of any jurisdiction and that neither the Note nor such Parent Common Stock may be offered for sale, sold, transferred or otherwise disposed of unless registered under the Securities Act and any applicable state securities laws or Lender delivers to Borrower an opinion of counsel reasonably acceptable to Borrower to the effect that the proposed offer, sale, transfer or other disposition is exempt from registration. Lender understands that Borrower has no obligation to register the Note for distribution under the Securities Act or the securities laws of any jurisdiction and that Borrower has not agreed to comply with any exemption under the Securities Act or the securities laws of any jurisdiction respecting the resale or other transfer of the Note.


                                     Article IX
                                AFFIRMATIVE COVENANTS


                    Borrower hereby covenants and agrees that until all of the Obligations are paid and performed in full:

                    Section IX.1 Legal Existence. Borrower and each Subsidiary then holding a Joint Venture interest will maintain its corporate or other legal existence and good standing in the jurisdiction of its incorporation or organization and maintain its good standing and authorization to do business in each jurisdiction in which the failure so to qualify would have a material adverse effect on the business, operations, Property, assets, liabilities, condition (financial or otherwise) or prospects of such Obligor.

                    Section IX.2   Inspection; Audit.

                         (a) Borrower will, upon forty eight (48) hours notice, permit representatives of Lender to visit its offices to (i) examine the books and records thereof (including, without limitation, all accounts payable and accounts receivable detail ledgers, all payroll records, all bank statements and other documents, ledgers, statements or instruments Lender may deem necessary or desirable) and accountants' reports relating thereto, (ii) make copies or extracts therefrom, (iii) discuss the affairs of Borrower with the employees thereof, (iv) examine and inspect the Property of Borrower, and (v) meet and discuss the affairs of Borrower with its principal outside accountants.

                         (b)  Upon   forty   eight   (48)   hours   notice,
               representatives of Lender shall have the right to conduct an audit of the books of Borrower.

                    Section IX.3   Financial    Statements    and     Other
          Information.   Borrower  shall  maintain  a  standard  system  of
          accounting in accordance with GAAP and furnish to Lender:

                         (a)  Financial Statements.   As soon as  available
               and in any event within ninety (90) days after the close of each year, a copy of each of the following for Borrower:
               (1) the balance  sheet  as of  the  end of  such  year,  and
               (2) the statements of operations, cash flow, and shareholder's equity for such year setting forth in each case in comparative form the corresponding figures for the preceding year (the balance sheet and the statements of operations, cash flow and shareholder's equity hereinafter are referred to as the "Basic Financial Statements"), all in reasonable detail, and in each case, prepared by or on behalf of Borrower and accompanied by an opinion of the accountants (which accountants shall be an accounting firm of nationally recognized standing, (hereinafter, the
               "Accountants")), together with a certificate of the accountants which shall state that (A) the examination by the accountants in connection with such Basic Financial
               Statements has been made in accordance with generally accepted auditing standards and, accordingly, included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances, (B) such Basic Financial Statements have been prepared in accordance with GAAP and that such GAAP in accordance with which such Basic Financial Statements were prepared are consistent with those applied in prior fiscal periods, and (C) such Basic Financial Statements fairly present, in all material respects, the financial position of Borrower and its Subsidiaries (on a consolidated basis).

                         (b) Audit Reports. Promptly upon receipt thereof, a copy of each report, other than the reports referred to in subsection (a) above, including any so-called "Management Letter" or similar report, submitted to Borrower by the Accountants in connection with any annual, interim or special audit made by the Accountants of the books of the Company.

                         (c) Notice of Defaults. Immediate written notice if: (i) any Indebtedness of Borrower or any Subsidiary is declared or shall become due and payable prior to its declared or stated maturity, or called and not paid when due, (ii) the holder of any note, or other evidence of Indebtedness, certificate or security evidencing any such Indebtedness of Borrower or any Subsidiary has the right to declare such Indebtedness due and payable prior to its stated maturity, or (iii) there shall occur and be continuing a Potential Default or Event of Default, accompanied by a statement of the Chief Financial Officer setting forth what action Borrower proposes to take in respect thereof.

                         (d)  Notice of  Suits,  Adverse  Events.    Prompt
               written notice of: (i) any citation, summons, subpoena, order to show cause or other order naming Borrower or any Subsidiary as a party to any proceeding before any Governmental Body which may have a material adverse effect on the business, operations, Property, assets, liabilities, condition (financial or otherwise) or prospects of Borrower or any Subsidiary, and include with such notice a copy of such citation, summons, subpoena, order to show cause or other order, (ii) any lapse or other termination of any license, permit, franchise or other authorization issued to Borrower or any Subsidiary by any Governmental Body,
               (iii) any refusal by any Governmental Body to renew or extend any license, permit, franchise or other authorization of Borrower or any Subsidiary, and (iv) any dispute between Borrower or any Subsidiary and any Governmental Body, which lapse, termination, refusal or dispute, referred to in clauses (ii), (iii) or (iv) above, has a reasonable likelihood of being adversely determined and, if adversely determined, could have a material adverse effect on the business, operations, Property, assets, liabilities, condition (financial or otherwise) or prospects of Borrower, in each case excluding matters (A) relating solely to the Joint Ventures and (B) with respect to which Borrower is made aware by Lender.

                         (e) Other Information. Promptly upon request therefor by Lender, such other information and reports relating to the past, present or future financial condition, operations, plans and projections of Borrower and the Subsidiaries as Lender from time to time reasonably may request.

                    Section IX.4 Insurance. Maintain or cause to be maintained insurance against such other risks of the kinds and amounts customarily insured against by similarly situated companies and such other insurance as is required to conform with the requirements of this Agreement. Such insurance shall, where applicable, include but not be limited to, (a) workers' compensation and employer's liability insurance and (b) comprehensive general liability insurance. Lender shall be provided a waiver of subrogation with respect to the insurance described in the foregoing clause (a).

                    Section IX.5 Maintenance of Patents and Licenses. Maintain in force at all times, all patents, trademarks, trade names, licenses, approvals, permits and agreements necessary or desirable for the continuation the businesses of Borrower and the Subsidiaries.

                    Section IX.6 Payment of Taxes. Timely file all tax returns required to be filed by or with respect to Borrower and the Subsidiaries; timely pay all taxes that are due, or claimed or asserted by any taxing authority to be due from or with respect to Borrower and the Subsidiaries (other than taxes which are contested in good faith and as to which adequate reserves have been established in Borrower's and the Subsidiaries' financial statements in accordance with GAAP); make all estimated tax payments sufficient to avoid underpayment penalties; and withhold and timely pay to the applicable taxing authority all taxes required by all applicable laws to be withheld or paid in connection with any amounts paid or owing to any employee, creditor, independent contractor or other third party.

                    Section IX.7 Advances. Borrower and each Subsidiary shall use any and all amounts received as an Advance solely for the purposes of investing in a Joint Venture, except as otherwise expressly permitted in this Loan Agreement.


                                      Article X
                                 NEGATIVE COVENANTS


                    Until all of the Obligations are paid and performed in full Borrower will not:

                    Section X.1 Borrowing. Following the Closing Date, create, incur or assume any liability for Indebtedness for Borrowed Money owed by Borrower or any Subsidiary, except (a) the Note, (b) trade debt incurred in the ordinary course of business,
          (c) any guarantee of Indebtedness for Borrower Money of a Joint Venture (which Indebtedness for Borrowed Money may be senior to the Loan), and (d) any Indebtedness owed by Borrower to Parent relating to (i) advances made by Parent to Borrower for the payment by Borrower of taxes or interest on the Loan or in connection with the making of a contribution by Borrower to a Joint Venture following the drawdown by Borrower of all amounts permitted or required to be drawn under the Loan and (ii)
          reimbursement obligations owed by Borrower to Parent in connection with letters of credit, surety bonds and other credit enhancements provided by Parent on behalf of Borrower or any Joint Venture; provided, that any such Indebtedness for Borrower Money owed by Borrower to Parent shall be subordinated to the Loan in a manner reasonably acceptable to Lender.

                    Section X.2 Liens. Create, incur, assume or suffer to exist any Lien upon any of the Property of Borrower or any Subsidiary, whether now owned or hereafter acquired, except Permitted Liens.

                    Section X.3    Merger  and  Acquisition.    Consolidate
          with or merge into any Person, or acquire all or substantially all of the capital stock or Property of any Person, other than
          (a) any such activity relating to an acquisition of or investment in a Joint Venture, and (b) the creation or acquisition of a Subsidiary to the extent that either (i) the Borrower is not
          liable  for  any   Indebtedness  for  Borrowed   Money  of   such
          Subsidiary, except as permitted pursuant to Section 10.1   hereof,
          or (ii) such Subsidiary is or is intended to be involved as a partner, member or other equity interest owner in a Joint Venture.

                    Section X.4    Contingent   Liabilities.        Assume,
          guarantee, endorse, contingently agree to purchase, become liable in respect of any letter of credit, or otherwise become liable upon the obligation of any Person, except (i) liabilities arising from the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (ii) any liability permitted under Section 10.1 and
          (iii) any such liabilities in connection with or in support of the activities of a Joint Venture, which such obligations may be senior to the Loan.

                    Section X.5    Dividends  and  Other  Distributions .
          Declare or pay any dividends or apply any of its Property to the purchase, redemption or other retirement of, or set apart any sum for the payment of any dividends on, or make any other distribution by reduction of capital or otherwise in respect of, any shares of its capital stock, or pay or transfer to any Affiliate any money or Property of Borrower, other than (a) payments or transfers of money or Property to Joint Ventures and/or to Subsidiaries in connection with Joint Ventures, and (b) any amounts paid to Parent as a dividend or as a repayment on a loan from Parent to Borrower to the extent and only to the extent permitted by Sections 2.3(d), (e), or (f). Furthermore, Borrower shall not declare, order, make, pay or set apart any sum for any Restricted Junior Payment, except as permitted by the previous sentence.

                    Section X.6 Scope of Borrower's Business. Borrower shall not, and shall cause its Subsidiaries not to, engage in any business activities other than the investment in Joint Ventures and activities reasonably related to the Joint Ventures, except to the extent that (i) Borrower or its Subsidiaries have made other investments that are either funded entirely with capital from Borrower, any Subsidiary, Parent or another affiliate of Parent or (ii) Borrower and Parent have complied with the process set forth in Article II of the Master Agreement.

                    Section X.7 Payments on Certain Indebtedness. Make any voluntary or optional prepayment of any Indebtedness for Borrowed Money permitted to exist under the terms of this Loan Agreement except the Note and except as otherwise permitted by
          Section 2.3(d), (e) or (f).

                    Section X.8 Amendment of Certificate of Incorporation, etc. Amend, modify or waive any term or provision of its certificate of incorporation or bylaws, unless required by law.

                    Section X.9 Issuance, Conversion and Sale of Stock. Issue or sell any shares of its capital stock or securities of
          Borrower or any Subsidiary convertible into or exercisable for any shares of its capital stock, or permit the conversion of any shares of any class of its capital stock to shares of any other class of its capital stock, except to the extent that following any such transaction Parent directly or indirectly owns one hundred percent (100%) of the outstanding shares or other equity interests in Borrower and Borrower directly or indirectly owns one hundred percent (100%) of the outstanding shares or other equity interests in all Subsidiaries.

                    Section X.10 Transactions with Affiliates. Sell, lease, assign, transfer or otherwise dispose of any Property of Borrower or any Subsidiary to any Affiliate of Borrower or such Subsidiary, or lease such Property, render or receive services or purchase assets from any Affiliate, except for administrative services in the ordinary course of business and on terms and conditions substantially as favorable to Borrower or such Subsidiary as would reasonably be obtained by Borrower or such Subsidiary at that time in a comparable arm's-length transaction with a Person other than an Affiliate.


                                     Article XI
                                DEFAULT AND REMEDIES


                    Section XI.1   Events of  Default.   The occurrence  of
          any of the following shall constitute an Event of Default under the Loan Documents:

                         (a) Default in Payment. If Borrower shall fail to pay all or any portion of the Obligations within three
               (3) Business Days after receipt by Borrower of written notice from Lender that the same has become due and payable.

                         (b) Pledge. Borrower shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Security Documents.

                         (c)  Breach of Covenants.

                              (i) If Borrower shall fail to observe or perform any covenant or agreement made by Borrower contained in Article IX or in Article X, and such failure shall continue for a period of twenty (20) days after notice thereof is given by Lender; or

                              (ii) If Borrower shall fail to observe or perform any covenant or agreement made by Borrower in any of the Loan Documents to which Borrower is a party, and such failure shall continue for a period of thirty
                    (30) days after notice thereof is given by Lender.

                         (d) Breach of Representation and Warranty. Any representation or warranty made by Borrower in or pursuant to any of the Loan Documents to which Borrower is a party or in any instrument or document furnished in compliance with the Loan Documents shall prove to be false or misleading in any material respect on the date as of which made, except to the extent that such breach of representation or warranty could reasonably be expected to have a material adverse effect on the business, operations, Property, assets, liabilities, conditions (financial or otherwise) or prospects of Borrower and the Subsidiaries, taken as a whole.

                         (e)  Bankruptcy, Etc.

                              (i) If following the Closing Date, Borrower shall (1) generally not be paying its debts as they become due, (2) file, or consent by answer or otherwise to the filing against it, of a petition for relief or reorganization or arrangement or any other petition in bankruptcy or insolvency under the laws of any jurisdiction, (3) make an assignment for the benefit of its creditors, (4) consent to the appointment of a custodian, receiver, trustee or other officer with similar powers for itself or for any substantial part of its Property, (5) be adjudicated insolvent or
                    (6) take corporate action for the purpose of any of the foregoing.

                              (ii) If any Governmental Body of competent jurisdiction shall enter an order appointing, without consent of Borrower, a custodian, receiver, trustee or other officer with similar powers with respect to Borrower or with respect to any substantial part of the Property belonging to Borrower, or if an order for relief shall be entered in any case or proceeding for liquidation or reorganization or otherwise to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of Borrower, or if any petition for any such relief shall be filed against Borrower, and such petition shall not be dismissed within thirty (30) days.

                         (f) Judgments. If there shall exist final judgments against Borrower which shall have been outstanding for any period of thirty (30) days or more from the date of the entry thereof and shall not have been discharged in full or stayed pending appeal.

                         (g) Pledge or Encumbrance. If any of the Property of Borrower shall be transferred, assigned, pledge or encumbered in any respect except as expressly permitted by the Loan Documents.

                    Section XI.2 Acceleration of the Obligations. Upon the occurrence and during the continuance of any Event of Default, Lender, at any time at its option, may declare all of the Obligations due and payable, whereupon, the Obligations immediately shall mature and become due and payable, all without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or any other notice, all of which hereby are waived.

                    Section XI.3   Remedies on  Default.   If  any  of  the
          Obligations have been accelerated pursuant to Section 11.2, Lender, at its option, may:

                         (a)  Enforcement of Security  Interests.   Enforce
               the rights and remedies under the Security Instruments in accordance with their respective terms.

                         (b) Other Remedies. Enforce any of the rights or remedies granted to Lender under any other Loan Document and any other rights or remedies accorded to Lender at equity or law, by virtue of statute or otherwise.

                    Section XI.4 Application of Funds. Any funds received by Lender pursuant to the exercise of any rights accorded to Lender pursuant to, or by the operation of any of the terms of, any of, the Loan Documents after the acceleration of the Obligations, including, without limitation, proceeds from the sale of Collateral, shall be applied by the Lender first, to the payment of the Obligations, in such order and manner as Lender shall elect, and the balance, if any, shall be distributed to Borrower.

                    Section XI.5 Reinstatement Following Event of Default. To the extent that, following the occurrence of an Event of Default, whether or not the Obligations have been accelerated by Lender, Borrower cures and/or Lender waives all Events of Default such that no Event of Default is in effect at such time, then the acceleration of the Obligations shall be reversed and all rights and obligations of Lender and Borrower under this Agreement and all of the Loan Documents shall be reinstated as of the time immediately preceding the occurrence of the original Event of Default.

                    Section XI.6   Nonrecourse    as    to    Borrower .
          Notwithstanding anything to the contrary contained herein, Lender agrees that the sole recourse of Lender against Borrower for the payment or performance of the Obligations shall be to the Collateral, and no other property or assets of Borrower shall be subject to levy, execution, or other enforcement procedure for the payment or performance of the Obligations; provided, however, that the foregoing provisions shall not (a) constitute a release, reduction, discharge, or waiver of any of the Obligations, (b) limit the right of Lender to name Borrower as a party defendant in any action or suit for judicial foreclosure and sale under this Agreement, so long as no judgment in the nature of a deficiency judgment shall be enforced again Borrower, except to the extent of the Collateral, or (c) in any way be construed to release, reduce, discharge, terminate, limit, or otherwise affect or impair the Security Interests created under this Agreement or any of the other Loan Documents. Notwithstanding the foregoing, Borrower shall be fully liable to Lender for damages suffered by Lender as a result of (x) the intentional or willful fraud or misrepresentation by or on behalf of Borrower in connection with the performance of its obligations under this Agreement and (y) the intentional misapplication of any proceeds of the Collateral, including, without limitation, the retention or application of dividends, distributions, or interest in violation of Section
          10.5 hereof. Lennder covenants not to sue Borrower with respect to this Loan Agreement or any provisions hereof except as provided in this Section 11.6.

                    Section XI.7   Nonrecourse    as     to    Parent.
          Notwithstanding anything to the contrary contained herein, Lender agrees that: (a) Parent has appeared as a party to this Agreement solely for the purpose of acknowledging the provisions of Article XIV of this Agreement, (b) Lender shall have no recourse to Parent for the payment or performance of any of the Obligations identified herein, excluding any of Parent's obligations pursuant to Article XIV and (c) Lender shall not sue Parent with respect to this Loan Agreement or any provisions hereof, except for a breach of Parent's obligations pursuant to Article XIV.

                    Section XI.8 Subordination. Lender acknowledges that the lenders to certain of the Joint Ventures may require guarantees or other similar commitments on the part of the Borrower or the Subsidiaries and/or Liens upon certain assets of the Borrower or the Subsidiaries, including the Borrower's direct or indirect interest in the Joint Venture. Lender acknowledges that such lenders may require that such guarantees and Liens be senior to the Obligations and the Security Interests.

                    Section XI.9 Termination and Release. At any time after the aggregate of all Advances hereunder exceeds $7,500,000, Borrower may notify Lender in writing of its desire to terminate Lender's commitment to make further Advances hereunder, at which time such commitment will automatically terminate. Upon the satisfaction of all Obligations hereunder and the termination of Lender's commitment to make Advances, Lender, upon written request for Borrower, shall release all Security Interests in the Collateral.

                    Section XI.10 Restrictive Legends. The Note and the certificates representing the Parent Common Stock into which the
          Note is convertible shall be stamped or otherwise imprinted with a legend in substantially the following form:

               THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW, AND THUS MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND QUALIFIED FOR OFFERING AND SALE UNDER APPROPRIATE STATE BLUE SKY OR SECURITIES LAWS, OR UNLESS THE HOLDER HAS DELIVERED TO THE COMPANY AN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.


                                     Article XII
                                 GENERAL PROVISIONS


                    Section XII.1  Role of Lender.   Any term or  condition
          of any of the Loan Documents to the contrary notwithstanding, Lender shall not have, and by Lender's execution and acceptance of this Loan Agreement hereby expressly disclaims, any obligation, liability or responsibility for the management, conduct or operation of the business and affairs of Borrower or any of the Collateral. Furthermore, Borrower acknowledges and agrees that in no event shall Lender be deemed a mortgagee in possession with regard to any of the Collateral by virtue of the exercise of Lender's rights and remedies under this Loan Agreement. Lender shall not have, has not assumed and, by Lender's execution and acceptance of this Loan Agreement, hereby expressly disclaims any liability or responsibility for the payment or performance of any indebtedness or obligations of Borrower or any owner of the Collateral, and no term or condition of any of the Loan Documents shall be construed otherwise. Borrower hereby expressly acknowledges that no term or condition of any of the Loan Documents shall be construed so as to render the relationship between Borrower and Lender other than that of borrower, pledgor and lender. Borrower shall at all times represent that the relationship between Borrower and Lender is solely that of borrower and lender. Borrower hereby indemnifies and agrees to hold Lender harmless from and against any cost, expense or liability incurred or suffered by Lender as a result of any assertion or claim of any obligation or responsibility of Lender for the management, operation or conduct of the business and affairs of Borrower or as a result of any assertion or claim of any liability or responsibility of Lender for the payment or performance of any indebtedness or obligation of Borrower.

                    Section XII.2 Defense of Actions. Lender may (but shall not be obligated to) commence, appear in, or defend any action or proceeding purporting to affect the Loan, the Collateral, or the respective rights and obligations of Lender, Borrower pursuant to the Loan Documents. Lender may (but shall not be obligated to) pay all necessary expenses, including reasonable attorneys' fees and expenses, incurred in connection with such proceedings or actions, for which Borrower agree to reimburse Lender upon demand and which amount shall be a part of the Obligations.

                    Section XII.3  Indemnification; Subrogation.  If Lender
          is made a party to any litigation concerning the Note, any of the other Loan Documents, any of the Collateral or any interest therein, or the occupancy or use of any of the Collateral by Borrower, then Borrower shall indemnify, defend and hold Lender harmless from all liability by reason of said litigation including reasonable attorneys' fees and expenses incurred by Lender as a result of any such litigation, whether or not any such litigation is prosecuted to judgment. Lender may employ an attorney or attorneys to protect its rights hereunder, and in the event of such employment following any breach by Borrower hereunder, Borrower shall pay Lender reasonable attorneys' fees and expenses incurred by Lender, whether or not an action is actually commenced against Borrower by reason of its breach.

                    Section XII.4 Waiver of Offset. All sums payable pursuant to the Loan Documents shall be paid without notice, demand, counterclaim, setoff, deduction or defense and without abatement, suspension, deferment, diminution or reduction, and the obligations and liabilities under the Loan Documents shall in no way be released, discharged or otherwise affected (except as expressly provided therein) by reason of: (i) any damage to or destruction of or any condemnation or similar taking of the Collateral, or any part thereof; (ii) any restriction or prevention of or interference by any third party with any use of the Collateral or any part thereof; (iii) any title defect or encumbrance or any eviction from the Collateral any part thereof by superior title or otherwise; (iv) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to Lender, or any action taken with respect to the Obligations or the liens, mortgages, security interests or assignments securing the Obligations by any trustee or receiver of Lender, or by any court, in any such proceeding;
          (v) any claim which Borrower has or might have against Lender; or
          (vi) any default or failure on the part of Lender to perform or comply with any of the terms hereof or of any other Loan Document.

                    Section XII.5  Sole Benefit.   This  Loan Agreement  is
          intended solely for the benefit of the parties hereto, and no tenants, shareholders, warrantholders, employees, vendors, contractors, mechanic's lien claimants, purchasers or any other third parties shall have any rights under this Loan Agreement, nor be entitled to insist upon performance of the obligations arising hereunder.

                    Section XII.6 Conflicts and Construction. The parties acknowledge and agree that (a) each party and its counsel have reviewed and revised this Loan Agreement and the other Loan Documents and negotiated the terms and provisions thereof, and this Loan Agreement and the other Loan Documents shall be construed without the aid of any canon or rule of law requiring interpretation against the party drafting or causing the drafting of an agreement or portions of an agreement in question,
          (b) Borrower have not received from Lender, and Lender has not received from Borrower, any accounting, tax, legal, financial or other advice, and (c) each party has relied solely upon the advice of its own accounting, tax, legal, financial and other advisors. The benefits, rights and remedies of Lender and the security contained in or provided for in the Loan Documents are cumulative; provided, however, that to the extent of any conflict, inconsistency or ambiguity, if any, between the terms and provisions of this Loan Agreement and the other Loan Documents, the terms and provisions of this Loan Agreement shall control unless the applicable provisions of the other Loan Documents increase the rights of Lender, in which event, to the maximum extent permitted by applicable law, the terms and provisions of the other Loan Documents shall control.


                                    Article XIII
                              EXPENSES AND INDEMNITIES


                    Section XIII.1 Attorney's Fees and Other Expenses. Borrower agrees to pay to Lender on demand all reasonable fees and expenses or other cost or expenses incurred by Lender in connection with the enforcement or collection against Borrower of any provision of any of the Loan Documents, whether or not suit is instituted, including, but not limited to, such costs or expenses arising from the enforcement or collection against Borrower of any provision of any of the Loan Documents in any state or Federal bankruptcy or reorganization proceeding.

                    Section XIII.2 Indemnity.  Subject to the provisions of
          Section 11.6 hereof, Borrower hereby agrees to indemnify and save Lender harmless of and from the following, except to the extent that any of the actions described below are found by a court of competent jurisdiction in a final decision which no longer is subject to appeal to be the result of the gross negligence or willful or wanton misconduct of Lender:

                         (a) Brokerage Fees. The fees, if any, of brokers and finders retained by Borrower or any Subsidiary.

                         (b) Securities Violations. Any loss, cost, liability, damage or expense (including attorneys' fees and expenses) incurred by Lender in investigating, preparing for, defending against, or providing evidence, producing documents or taking other action in respect of any commenced or threatened litigation, administrative proceeding or investigation under any Federal securities law or any other securities law of any jurisdiction, or any regulation, or at common law or otherwise, relating, either directly or indirectly, to the transactions contemplated by the Loan Documents.

                         (c) Operation of Collateral; Joint Venturers. Any loss, cost, liability, damage or expense (including attorneys' fees and expenses) incurred in connection with the ownership, operation or maintenance of the Collateral, the construction of Lender and Borrower as having the relationship of joint venturers, or partners or the determination that any of Lender or Borrower has acted as agent for the others.

                         (d) Representations. Any loss, cost, liability, damage or expense (including attorneys' fees and expenses) suffered and/or incurred at any time by Lender as a result of or in connection with any failure of the representations and warranties made by Borrower in the Loan Documents to be true and correct.


                                     Article XIV
                             CONVERSION RIGHTS; EXIT FEE

                    Section XIV.1  Conversion.

                         (a) Obligation to Convert Debt. Lender may, in its sole and absolute discretion, elect to convert all outstanding Obligations, or any portion thereof, from debt into Parent Common Stock. Parent and Lender each agree, in the event Lender notifies Parent of its election to effect a conversion in accordance with Section 2.4 and this Article XIV (a "Conversion"), to take all corporate actions necessary to cause such a Conversion subject to the Conversion Limitations set forth in Section 14.2.


                         (b) Conversion Price. In connection with any Conversion, Lender will receive the number of shares of Parent Common Stock derived in accordance with the following formula:

                    Shares of Parent Common Stock = Obligations being converted in accordance with Section 2.4, divided by the Stock Price, subject to the Conversion Limitations set forth in Section 14.2.

               Any Obligations of Borrower that are converted to Parent Common Stock by Lender pursuant to Section 2.4 and this
               Article XIV shall immediately be deemed to have been satisfied and extinguished and shall thereafter cease to accrue interest.

                    Section XIV.2 Conversion Limitations. If at the time of any Conversion the number of shares of Parent Common Stock to be issued upon such Conversion, when added to the number of shares of Parent Common Stock issued in any prior Conversion would exceed Nineteen and Nine-Tenths Percent (19.9%) of the aggregate number of shares of Parent Common Stock issued and outstanding as of the Effective Date (the "19.9% Threshold"), the number of shares of Parent Common Stock in excess of the 19.9% Threshold shall not be issued. Instead, Parent shall pay to Lender cash in an amount equal to the average of the Market Value on the ten (10) trading days immediately prior to the date of Conversion multiplied by 0.95 for each share of Parent Common Stock in excess of the 19.9% Threshold.

                    Section XIV.3  Guaranteed Yield.  No later than  thirty
          (30) days after the Final Payment Date, Borrower shall calculate the Guaranteed Yield and the Payment Amount and pay to Lender the amount by which the Guaranteed Yield exceeds the Payment Amount, if any. Borrower shall deliver to Lender Borrower's calculations, and Lender shall have the right to challenge any such calculations.

                    Section XIV.4 Subordination. The obligation of Parent to make any cash payment in connection with a conversion of the Obligations pursuant to Section 2.4 and Article XIV (the "Payment Obligations") shall be fully subordinated to Parent's Senior Debt in accordance with the provisions of this Section 14.4. Parent may not make any payments on account of the Payment Obligations if there shall have occurred and be continuing a default in the payment of principal of (or premium, if any) or interest on any Specified Senior Debt, the payment of commitment or facility fees, letter of credit fees or agency fees under any Specified Senior Debt, or payments with respect to letter of credit reimbursement arrangements with one or more lenders under the credit or other agreement evidencing any Specified Senior Debt when due (a "Senior Payment Default"). Following the occurrence of an event of default (other than a Senior Payment Default) under any Specified Senior Debt permitting the holders of such Specified Senior Debt (or a trustee or agent on behalf thereof) to accelerate the maturity thereof, or the occurrence of an event which with the passage of time or the giving of notice, or both, could become such an event of default (a "Senior Nonmonetary Default") and, in each case, following the giving of notice thereof to Parent in accordance with the terms governing the relevant Specified Senior Debt (a "Blockage Notice"), Parent may not make any payments on account of the Payment Obligations for a period (a "Blockage Period") commencing on the date Parent receives the Blockage Notice, and ending on the earliest of (i) 179 days after such date, (ii) the date, if any, on which such Senior Nonmonetary Default is waived or otherwise cured and (iii) the date, if any, on which such Blockage Period shall have been terminated by written notice to Parent from the holders of the relevant Specified Senior Debt (or a trustee or agent on behalf thereof).

                    Upon any payment or distribution of assets of any  kind
          or character, whether in cash, property or securities, to creditors upon any dissolution or winding up or total or partial liquidation or reorganization of Parent, whether voluntary or involuntary, or upon bankruptcy, insolvency, receivership or other proceedings, then and in such event, all principal, premium (if any) and interest and all other amounts due or to become due upon all Parent's Senior Debt shall first be paid in full before the holders of the Payment Obligations shall be entitled to receive or retain any assets so paid or distributed in respect of the Payment Obligations (for principal, premium (if any), interest or otherwise); and, upon any such dissolution or winding up or liquidation or reorganization, any payment or distribution of assets of any kind or character, whether in cash, property or securities, that the holders of the Payment Obligations would be entitled to, except as otherwise provided herein, shall be paid by Parent or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distributions, or by the holders of the Payment Obligations if received by them, directly and ratably to the holders of Parent's Senior Debt, to the extent necessary to pay in full all Parent's Senior Debt, after giving effect to any concurrent payment or distribution to or for the holders of Parent's Senior Debt, before any payment or distribution is made to the holders of the Payment Obligations.

                    Each holder of Payment Obligations hereby irrevocably authorizes and empowers (without imposing any obligation on) the holders of Parent's Senior Debt (or any trustee or agent on behalf thereof), under the circumstances set forth in the immediately preceding paragraph, to demand, sue for, collect and receive every such payment or distribution described therein and give acquittance therefor, to file claims and proofs of claims in any statutory or nonstatutory proceeding, to vote such Parent's Senior Debt holder's ratable share of the full amount of the Payment Obligations in its sole discretion in connection with any resolution, arrangement, plan of reorganization, compromise, settlement or extension and to take all such other action (including, without limitation, the right to participate in any composition of creditors and the right to vote such Parent's Senior Debt holders' ratable share of the Payment Obligations at creditors' meetings for the election of trustees, acceptances of plans and otherwise), in the name of the holder of the Payment Obligations, as such Parent's Senior Debt holder or its representative may deem necessary or desirable for the enforcement of these subordination provisions.

                    If any payment or distribution of assets of any kind or character, whether in cash, property or securities, shall be collected or received by any holder of the Payment Obligations and such holder shall not be permitted under the terms of this instrument to receive or retain such payment or distribution, such holder shall forthwith turn over the same to Parent's Senior Debt holders for their ratable benefit in the form received (except for the endorsement or the assignment of such holder when necessary) and, until so turned over, the same shall be held in trust by such holder as the property and for the ratable benefit of the Parent's Senior Debt holders.

                    Nothing contained in this Section 14.4, shall affect any security interest which Lender may have in any subsidiary of Parent.

                    Section XIV.5 Adjustment of Parent Common Stock and Stock Price.

                         (a)  In case Parent  shall (i) pay  a dividend  or
               make a distribution solely in shares of Parent Common Stock,
               (ii) subdivide its outstanding shares of Parent Common Stock into a greater number of shares of Parent Common Stock or
               (iii) combine its outstanding shares of Parent Common Stock into a smaller number of shares of Parent Common Stock, then concurrently with the effectiveness of each such event, the Stock Price in effect immediately prior thereto shall be adjusted by multiplying the Stock Price in effect immediately prior to such adjustment by a fraction of which the numerator shall be the number of shares of Parent Common Stock outstanding immediately prior to such adjustment and the denominator shall be the number of shares of Parent Common Stock outstanding immediately following such adjustment. Such adjustment to the Stock Price shall be made each time any such action described in this Section 14.5(a) shall occur.

                         (b) In case Parent issues rights or warrants to all holders of Parent Common Stock entitling them to subscribe for or purchase shares of Parent Common Stock at a price per share less than Market Value the Business Day immediately prior to the record date therefor, or in case Parent shall issue to all holders of Parent Common Stock other securities convertible into or exchangeable for Parent Common Stock for a consideration per share of Parent Common Stock deliverable upon conversion or exchange thereof less than the Market Value on the Business Day immediately prior to the record date therefor, the Stock Price in effect immediately prior thereto shall be adjusted as provided below so that the Stock Price therefor shall be equal to the price determined by multiplying (A) the Stock Price in effect immediately prior to such issuance by (B) a fraction of which the denominator shall be the sum of (1) the number of shares of Parent Common Stock outstanding on the date of issuance of the convertible or exchangeable securities, rights or warrants and (2) the number of additional shares of Parent Common Stock offered for subscription or purchase, or issuable upon such conversion or exchange, and of which the numerator shall be the sum of (1) the number of shares of Parent Common Stock outstanding on the date of issuance of such convertible or exchangeable securities, rights or warrants and (2) the number of additional shares of Parent Common Stock which the aggregate offering price of the number of shares of Parent Common Stock so offered would purchase at the Market Value on the Business Day immediately prior to the record date therefor. Such adjustment shall be made whenever such convertible or exchangeable securities, rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such securities. However, upon the expiration of any right or warrant to purchase Parent Common Stock, the issuance of which resulted in an adjustment in the Stock Price pursuant to this Section 14.5(b), if any such right or warrant shall expire and not have been exercised, the Stock Price shall be recomputed immediately upon such expiration and effective immediately upon such expiration shall be increased to the price it would have been (but reflecting any other adjustments to the Stock Price made pursuant to the provisions of this Section 14.5(b) after the issuance of such rights or warrants) had the adjustment of the Stock Price made upon the issuance of such rights or warrants been made on the basis of offering for subscription or purchase only that number of shares of Parent Common Stock actually purchased upon the exercise of any rights or warrants. No further adjustment to the Stock Price shall be made upon exercise of any right, warrant, convertible security or exchangeable security if any adjustment shall have been made upon issuance of such security.


                                     Article XV
                                    MISCELLANEOUS


                    Section XV.1 Notices. All notices and communications under this Agreement shall be in writing and shall be
          (i) delivered in person, (ii) sent  by telecopy or telegraph,  or
          (iii) mailed, postage prepaid, either by registered or certified mail, return receipt requested, or (iv) delivered by nationally recognized overnight express carrier, addressed in each case as follows:

               If to Borrower:          Stratus  Ventures  I Borrower L.L.C.
                                        98 San Jacinto Blvd., Suite 2200
                                        Austin, Texas 78701
                                        Attn:  William H. Armstrong, III
                                        Telecopy:  (512) 478-6340

               with a copy to:          John G. Amato
                                        Freeport-McMoRan Inc.
                                        1615 Poydras
                                        New Orleans, Louisiana 70112
                                        Telecopy:  (504) 582-3513

               If to Lender:            Oly Lender Stratus, L.P.
                                        c/o Olympus Real Estate Corporation
                                        200 Crescent Court, Suite 1650
                                        Dallas, Texas 75201
                                        Attn:  Hal R. Hall
                                        Telecopy Number:  (214) 740-7340

               with a copy to:          Weil, Gotshal & Manges LLP
                                        100 Crescent Court, Suite 1300
                                        Dallas, Texas 75201-6950
                                        Attn:  Robert C. Feldman
                                        Telecopy Number:  (214) 746-7777

          or to such other address or telecopy number, as to any of the parties hereto, as such party shall designate in a written notice to the other parties hereto. All notices sent pursuant to the terms of this Section 15.1 shall be deemed received (i) if sent by telecopy or telegraph, on the day sent if a Business Day, or if such day is not a Business Day, then on the next Business Day,
          (ii) if sent by overnight, express carrier, on the next Business Day immediately following the day sent, or (iii) if sent by registered or certified mail, on the third Business Day following the day sent.

                    Section XV.2 Survival of Indemnity. The obligations of Borrower to indemnify Lender with respect to the expenses, damages, losses, costs and liabilities described in Section 13.2 shall survive the repayment of all amounts due under the Loan Documents, the cancellation of the Note and the release and/or cancellation of any and all of the Loan Documents, or the foreclosure of any Liens on the Collateral.

                    Section XV.3 Further Assurances. From time to time, Borrower shall execute and deliver to Lender such additional documents as Lender may require to carry out the purposes of the Loan Documents and to protect Lender's rights thereunder.

                    Section XV.4 Severability. In the event that any provision of this Loan Agreement is deemed to be invalid by reason of the operation of any law, this Loan Agreement shall be construed as not containing such provision and the invalidity of such provision shall not affect the validity of any other provisions hereof, and any and all other provisions hereof which otherwise are lawful and valid shall remain in full force and effect.

                    Section XV.5 Waiver. No delay on the part of Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof, and no single or partial exercise of any right, power or privilege hereunder shall preclude other or further exercise thereof, or be deemed to establish a custom or course of dealing or performance among the parties hereto, or preclude the exercise of any other right, power or privilege. Any failure of Lender to insist upon strict compliance with any of the terms or conditions of this Loan Agreement or any of the other Loan Documents shall not be deemed a waiver of the same or any other term or condition of this Loan Agreement or the other Loan Documents, and Lender may at any time thereafter insist upon compliance with any and all such terms and conditions. No delay or omission in the exercise of any right or remedy of Lender as a result of a default by Borrower under this Loan Agreement or any of the other Loan Documents shall be deemed a waiver of any such right or remedy as a result of the same default or subsequent defaults, nor shall any single or partial exercise thereof preclude any other further exercise thereof or the exercise of any other right or be deemed to establish a custom or course of dealing or performance among the parties hereto, or preclude the exercise of any other right, power or privilege. Any waiver of rights and remedies of Lender or duties and obligations of Borrower under this Loan Agreement or any of the other Loan Documents shall be effective only if made in writing and duly executed and delivered by Lender. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

                    Section XV.6 Entire Agreement; Modification. This Loan Agreement and the other Loan Documents constitute the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements with respect to such subject matter, written or oral. No modification or waiver of any provision of any of the Loan Documents, or consent to any departure by Borrower therefrom, shall be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in the same, similar or other circumstances.

                    Section XV.7   Captions.   The  headings in  this  Loan
          Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

                    Section XV.8 Counterparts. This Loan Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                    Section XV.9 Successors and Assigns. This Loan Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

                    Section XV.10 Remedies Cumulative. All rights and remedies of Lender pursuant to this Loan Agreement, any other
          Loan Documents or otherwise, shall be cumulative and non-exclusive, and may be exercised singularly or concurrently. Lender shall not be required to prosecute collection, enforcement or other remedies against Borrower before proceeding against Borrower, or to enforce or resort to any security, liens, collateral or other rights of Borrower before proceeding against any security, liens, collateral or other rights of any other Obligor. One or more successive actions may be brought against Borrower, either in the same action or in separate actions, as often as Lender deems advisable, until all of the Obligations are paid and performed in full.

                    Section XV.11 Time is of the Essence. Time is of the essence of this Loan Agreement and the other Loan Documents.

                    Section XV.12 Survival of Representations and Warranties. The representations and warranties contained in this Loan Agreement and the other Loan Documents shall survive termination, cancellation, expiration and completion of this Loan Agreement and shall survive any transfer or assignment hereof.

                    Section XV.13 Arbitration.

                    (a) Borrower and Lender specifically agree that any controversy, claim, or dispute arising out of this Agreement or any of the other Loan Documents, or any alleged breach thereof, shall be resolved exclusively by arbitration. Any arbitration shall take place in Houston, Texas and be administered by the Houston, Texas office of the American Arbitration Association (the "AAA") in accordance with its Commercial Arbitration Rules in effect at the time the arbitration is initiated (collectively, the "Rules").

                    (b) As soon as a demand for arbitration shall be made by either party, the AAA shall proceed to provide a list of arbitrators from the Commercial Panel from which the parties shall select a panel of three neutral arbitrators in accordance with the Rules and normal procedures of the Houston, Texas office of the AAA. If necessary, the AAA shall select some or all of the arbitrators when it is authorized to do so under the Rules.

                    (c) The arbitration panel shall render a full, complete, conclusive, and binding resolution of the dispute. The arbitration award shall assess all reasonable attorneys' fees and costs, including the costs of the arbitration and the arbitrators' compensation, against the losing party. Judgment on the award may be entered in any court having jurisdiction thereof.

                    Section XV.14 APPLICABLE LAW. THE LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS AND DECISIONS OF THE STATE OF TEXAS.

                    Section XV.15 VENUE. BORROWER HEREBY AGREES THAT ANY STATE OR FEDERAL COURT LOCATED IN HARRIS COUNTY, TEXAS SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN LENDER AND BORROWER PERTAINING DIRECTLY OR INDIRECTLY TO ANY OF THE LOAN DOCUMENTS OR TO ANY MATTER ARISING THEREFROM. BORROWER HEREBY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED BY LENDER IN ANY OF SUCH COURTS, AND HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS ISSUED THEREIN, AND AGREES THAT SERVICE OF SUCH SUMMONS AND COMPLAINT OR OTHER PROCESS OR PAPERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER AT THE ADDRESS TO WHICH NOTICES ARE TO BE SENT PURSUANT TO SECTION 15.1. BORROWER WAIVES ANY CLAIM THAT A STATE OR FEDERAL COURT LOCATED IN HARRIS COUNTY, TEXAS IS AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED ON LACK OF VENUE. SHOULD BORROWER, AFTER BEING SO SERVED, FAIL TO APPEAR OR ANSWER TO ANY SUMMONS, COMPLAINT, OR PROCESS OR PAPERS SO SERVED WITHIN THE TIME PRESCRIBED BY LAW AFTER THE MAILING THEREOF, BORROWER SHALL BE DEEMED IN DEFAULT AND AN ORDER AND/OR JUDGMENT MAY BE ENTERED BY LENDER AGAINST BORROWER AS DEMANDED OR PRAYED FOR IN SUCH SUMMONS, COMPLAINT, PROCESS OR PAPERS. THE EXCLUSIVE CHOICE OF FORUM FOR BORROWER SET FORTH IN THIS SECTION 15.15 SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT BY LENDER OF ANY JUDGMENT OBTAINED IN SUCH FORUM OR THE TAKING BY LENDER OF ANY ACTION TO ENFORCE THE SAME IN ANY OTHER APPROPRIATE JURISDICTION.

                    Section XV.16 WAIVER OF RIGHT TO JURY TRIAL. LENDER AND BORROWER ACKNOWLEDGE AND AGREE THAT ANY CONTROVERSY WHICH MAY ARISE UNDER ANY OF THE LOAN DOCUMENTS OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED THEREBY WOULD BE BASED UPON DIFFICULT AND COMPLEX ISSUES, AND THEREFORE, THE PARTIES AGREE THAT ANY LAWSUIT ARISING OUT OF ANY SUCH CONTROVERSY WILL BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

                    Section XV.17 No Obligation to Renew. Borrower acknowledges and agrees that the Loan is intended to be a six (6) year loan only and that Lender has no obligation whatsoever, express or implied, to extend the term of the Loan beyond the Maturity Date. Borrower further agrees that in no event shall any such obligation ever arise except in the event that Lender, in Lender's sole discretion, shall elect to execute and deliver to Borrower a written extension agreement (if any), which shall be on such terms and conditions as may be required by Lender, in Lender's sole discretion.

                    Section XV.18 STATUTE OF FRAUDS. THIS LOAN AGREEMENT AND THE OTHER WRITTEN LOAN DOCUMENTS EXECUTED BY ANY OF THE PARTIES PRIOR TO OR SUBSTANTIALLY CONTEMPORANEOUSLY HEREWITH TOGETHER CONSTITUTE A WRITTEN LOAN AGREEMENT WHICH REPRESENTS THAT FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                    Section XV.19 Debt Incurrence Limitation of Parent. Parent covenants and agrees that until all of the Obligations are paid and performed in full, Parent will not incur any Debt if, immediately following the incurrence of such Debt and the acquisition of any assets in connection therewith, the Coverage Ratio would be less than 1.35 to 1.0.


               This Loan Agreement has been executed and delivered by each of the parties hereto by a duly authorized officer of each such party on the date first set forth above.


          BORROWER:


               STRATUS VENTURES I BORROWER L.L.C.,
               a Delaware limited liability company

               By:  Stratus Properties Inc.,
                    a Delaware corporation,
                    its sole member



                    By:/s/William H. Armstrong III
                       ---------------------------
                         William H. Armstrong, III
                         President



          PARENT:


               STRATUS PROPERTIES INC.,
               a Delaware corporation



               By:  /s/ William H. Armstrong III
                    ----------------------------
                    William H. Armstrong, III
                    President




          LENDER:


               OLY LENDER STRATUS, L.P.,
               a Texas limited partnership

               By:  Oly Fund II GP Investments, L.P.,
                    a Texas limited partnership,
                    its general partner

                    By:  Oly Real Estate Partners II, L.P.,
                         a Texas limited partnership,
                         its general partner

                         By:  Oly REP II, L.P.,
                              a Texas limited partnership,
                              its general partner

                              By:  Oly Fund II, LLC,
                                   a Texas limited liability company,
                                   its general partner

                                   By:/s/ Hal R. Hall
                                      ---------------
                                        Hal R. Hall
                                        Vice President


                                      EXHIBIT 1

                               Borrower Capital Stock


               All stock  of Stratus  Ventures I  Borrower, L.L.C.  is
               held   by   Stratus   Properties   Inc.,   a   Delaware
               corporation, its sole member.


                                  Table of Contents

                                                                       page

                                      Article I
                           DEFINITIONS AND DETERMINATIONS

               1.1  Definitions.........................................  1

               1.2  Lender's Discretion................................. 13

               1.3  Approval in Writing................................. 13


                                     Article II
                              LOAN AND TERMS OF PAYMENT

               2.1  Loan................................................ 13

               2.2  Interest............................................ 13

               2.3  Prepayments; Payments............................... 14

               2.4  Conversion into Parent Common Stock................. 15

               2.5  Payments After Event of Default..................... 15

               2.6  Method of Payment; Good Funds; Net Payments......... 15

               2.7  Maximum Interest.................................... 15


                                     Article III
                     CONDITIONS FOR CLOSING AND FUNDING OF LOAN
                                 AND INITIAL ADVANCE

               3.1  Representations and Warranties...................... 17

               3.2  Delivery of Documents............................... 17

               3.3  Security Interests.................................. 18

               3.4  Performance; No Default............................. 18

               3.5  Approval of Loan Documents and Security Interests... 18

               3.6  Additional Items.................................... 18


                                     Article IV
                      CONDITIONS FOR FUTURE FUNDING COMMITMENTS

               4.1  Representations Bringdown........................... 20

               4.2  No Default; Compliance With Terms................... 20

               4.3  Delivery of Documents............................... 20

               4.4  Additional Items.................................... 20


                                      Article V
                            CONDITIONS FOR OTHER ADVANCES

               5.1  Representations Bringdown........................... 21

               5.2  No Default; Compliance With Terms................... 21


                                     Article VI
                     REPRESENTATIONS AND WARRANTIES OF BORROWER

               6.1  Organization and Good Standing...................... 21

               6.2  Authorization of Agreement; Binding Obligation...... 21

               6.3  Required Consents................................... 22

               6.4  Financial Statements................................ 22

               6.5  Absence of Undisclosed Liabilities.................. 22

               6.6  Books of Account.................................... 22

               6.7  Title to Property; Liens............................ 23

               6.8  Condition of Assets................................. 23

               6.9  Insurance........................................... 23

               6.10 Conduct of the Business............................. 23

               6.11 Litigation.......................................... 23

               6.12 Compliance With Law; Permits........................ 24

               6.13 Taxes............................................... 24

               6.14 Conflicting Agreements.............................. 25

               6.15 Patents, Trademarks, Franchises, Etc................ 25

               6.16 Full Disclosure..................................... 25

               6.17 Employee Matters.................................... 25

               6.18 Other Indebtedness.................................. 26

               6.19 Possession of Franchises, Licenses, Etc............. 26

               6.20 Use of Proceeds..................................... 26


                                     Article VII
                      REPRESENTATIONS AND WARRANTIES OF PARENT

               7.1  Organization; Powers................................ 26

               7.2  Authorization....................................... 26

               7.3  Governmental Approvals.............................. 27

               7.4  Enforceability...................................... 27

               7.5  Financial Statements................................ 27

               7.6  Litigation; Compliance with Laws; etc............... 27

               7.7  Title, etc.......................................... 28

               7.8  Federal Reserve Regulations; Use of Proceeds........ 28

               7.9  Taxes............................................... 28

               7.10 Employee Benefit Plans.............................. 29

               7.11 Investment Company Act.............................. 29

               7.12 Public Utility Holding Company Act.................. 29

               7.13 Environmental Matters............................... 29

               7.14 No Material Misstatements........................... 30


                                    Article VIII
                      REPRESENTATIONS AND WARRANTIES OF LENDER

               8.1  Investment Intent, etc.............................. 30

               8.2  Sophistication; Financial Strength, etc............. 30

               8.3  Restrictions on Transfer............................ 30


                                     Article IX
                                AFFIRMATIVE COVENANTS

               9.1  Legal Existence..................................... 31

               9.2  Inspection; Audit................................... 31

               9.3  Financial Statements and Other Information.......... 31

                    (a)  Financial Statements........................... 31

                    (b)  Audit Reports.................................. 32

                    (c)  Notice of Defaults............................. 32

                    (d)  Notice of Suits, Adverse Events................ 32

                    (e)  Other Information.............................. 33

               9.4  Insurance........................................... 33

               9.5  Maintenance of Patents and Licenses................. 33

               9.6  Payment of Taxes.................................... 33

               9.7  Advances............................................ 33


                                      Article X
                                 NEGATIVE COVENANTS

               10.1 Borrowing........................................... 33

               10.2 Liens............................................... 34

               10.3 Merger and Acquisition.............................. 34

               10.4 Contingent Liabilities.............................. 34

               10.5 Dividends and Other Distributions................... 34

               10.6 Scope of Borrower's Business........................ 34

               10.7 Payments on Certain Indebtedness.................... 35

               10.8 Amendment of Certificate of Incorporation, etc...... 35

               10.9 Issuance, Conversion and Sale of Stock.............. 35

               10.10 Transactions with Affiliates........................35

                                     Article XI
                                DEFAULT AND REMEDIES

               11.1 Events of Default................................... 35

                    (a)  Default in Payment............................. 35

                    (b)  Pledge......................................... 35

                    (c)  Breach of Covenants............................ 36

                    (d)  Breach of Representation and Warranty.......... 36

                    (e)  Bankruptcy, Etc................................ 36

                    (f)  Judgments...................................... 37

                    (g)  Pledge or Encumbrance.......................... 37

               11.2 Acceleration of the Obligations..................... 37

               11.3 Remedies on Default................................. 37

                    (a)  Enforcement of Security Interests.............. 37

                    (b)  Other Remedies................................. 37

               11.4 Application of Funds................................ 37

               11.5 Reinstatement Following Event of Default............ 37

               11.6 Nonrecourse as to Borrower.......................... 37

               11.7 Nonrecourse as to Parent............................ 38

               11.8 Subordination....................................... 38

               11.9 Termination and Release............................. 38

               11.10 Restrictive Legends................................ 38


                                     Article XII
                                 GENERAL PROVISIONS

               12.1 Role of Lender...................................... 39

               12.2 Defense of Actions.................................. 39

               12.3 Indemnification; Subrogation........................ 39

               12.4 Waiver of Offset.................................... 40

               12.5 Sole Benefit........................................ 40

               12.6 Conflicts and Construction.......................... 40


                                    Article XIII
                              EXPENSES AND INDEMNITIES

               13.1 Attorney's Fees and Other Expenses.................. 41

               13.2 Indemnity........................................... 41

                    (a)  Brokerage Fees................................. 41

                    (b)  Securities Violations.......................... 41

                    (c)  Operation of Collateral; Joint Venturers....... 41

                    (d)  Representations................................ 41


                                     Article XIV
                             CONVERSION RIGHTS; EXIT FEE

               14.1 Conversion.......................................... 42

                    (a)  Obligation to Convert Debt..................... 42

                    (b)  Conversion Price............................... 42

               14.2 Conversion Limitations.............................. 42

               14.3 Guaranteed Yield.................................... 42

               14.4 Subordination....................................... 42

               14.5 Adjustment of Parent Common Stock and Stock Price... 44


                                     Article XV
                                    MISCELLANEOUS

               15.1 Notices............................................. 45

               15.2 Survival of Indemnity............................... 46

               15.3 Further Assurances.................................. 46

               15.4 Severability........................................ 46

               15.5 Waiver.............................................. 46

               15.6 Entire Agreement; Modification...................... 47

               15.7 Captions............................................ 47

               15.8 Counterparts........................................ 47

               15.9 Successors and Assigns.............................. 47

               15.10 Remedies Cumulative................................ 47

               15.11 Time is of the Essence............................. 47

               15.12 Survival of Representations and Warranties......... 48

               15.13 Arbitration........................................ 48

               15.14 APPLICABLE LAW..................................... 48

               15.15 VENUE.............................................. 48

               15.16 WAIVER OF RIGHT TO JURY TRIAL...................... 49

               15.17 No Obligation to Renew............................. 49

               15.18 STATUTE OF FRAUDS.................................. 49

               15.19 Debt Incurrence Limitation of Parent............... 49


                                   LOAN AGREEMENT


                                    by and among


                         STRATUS VENTURES I BORROWER L.L.C.
                                    as borrower,


                              OLY LENDER STRATUS, L.P.
                                     as lender,

                                         and


                               STRATUS PROPERTIES INC.
                                      as parent


                              Dated as of May 22, 1998